AS filed with the Securities and Exchange Commission on October 24, 2014

File No. 811-07038

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

Amendment No. 27 [X]

THE MONEY MARKET PORTFOLIOS
(Exact Name of Registrant as Specified in Charter)

ONE FRANKLIN PARKWAY, SAN MATEO, CA 94403-1906
(Address of Principal Executive Offices (Zip Code)

(650) 312-2000
(Registrant’s Telephone Number, Including Area Code)

CRAIG S. TYLE, ONE FRANKLIN PARKWAY, SAN MATEO, CA 94403-1906
(Name and Address of Agent for Service of Process)

Please Send Copy of Communications to:

Bruce G. Leto, Esq.
Stradley, Ronon, Stevens & Young
2600 One Commerce Square
Philadelphia, Pennsylvania 19102

THE MONEY MARKET PORTFOLIOS

The Money Market Portfolio

November 1, 2014

FORM N-1A, Part A:

The responses to Items 1 through 4 have been omitted pursuant to section 2(b) of Instruction B of the General Instructions to Form N-1A.

Item 5. Management

Investment Manager	Franklin Advisers, Inc.

Item 6. Purchase and Sale of Fund Shares

Shares of The Money Market Portfolio (Fund) are sold only to other investment companies. The Fund's shares are redeemable. Purchases and redemptions are processed by written request, telephone or wire transfer on any day the Fund is open for business. There are no investment minimums for the purchase of Fund shares.

Item 7. Tax Information

The Fund's distributions are generally taxable to its shareholders as ordinary income.

Item 8. Financial Intermediary Compensation

Not applicable

Item 9. Investment Objectives, Principal Investment Strategies, and Related Risks

Goal

The Fund's investment goal is to provide investors with as high a level of current income as is consistent with the preservation of shareholders' capital and liquidity. The Fund also tries to maintain a stable $1.00 share price.

Main Investment Strategies

Under normal market conditions, the Fund invests mainly in high-quality, short-term U.S. dollar denominated money market securities of domestic and foreign issuers, including:

Bank obligations and instruments secured by bank obligations, which include fixed, floating or variable rate certificates of deposit, letters of credit, time deposits, bank notes and bankers' acceptances. From time to time, the Fund may concentrate its investments in (that is, invest more than 25% of its assets in) bank obligations (such as certificates of deposit) issued by domestic banks. Investments in obligations of U.S. branches of foreign banks are considered domestic bank obligations if such branches have a federal or state charter to do business in the U.S. and are subject to U.S. regulatory authorities.

Certificates of deposit, which are bank obligations that are issued against money deposited in a banking institution for a specified period of time at a specified interest rate.

Commercial paper, which is a short-term obligation of a bank, corporation or other borrower with a maturity of up to 270 days. Commercial paper may also be asset-backed (that is, backed by a pool of assets representing the obligations of a number of different parties). At any time, the Fund may have a significant portion of its investments in asset-backed commercial paper.

Repurchase agreements, which are agreements to buy a security and then to sell the security back after a short period of time (generally, less than seven days) at a higher price.

U.S. government securities, which include marketable fixed, floating and variable rate securities issued or guaranteed by the U.S. government or its agencies, or by various instrumentalities that have been established or sponsored by the U.S. government.

Portfolio maturity and quality  The Fund only buys securities that the investment manager determines present minimal credit risks. The Fund maintains a dollar-weighted average portfolio maturity of 60 days or less, and maintains a dollar-weighted average life for its portfolio of 120 days or less, and only buys securities that:

  mature in 397 calendar days or less, if such security is rated in the highest rating category by the requisite rating agencies, as described in applicable regulation; or

  mature in 45 calendar days or less, if such security is rated in the second highest rating category by the requisite rating agencies, as described in applicable regulation.

Temporary Investments

When the investment manager believes market or economic conditions are unusual or unfavorable for investors, the investment manager may invest up to 100% of the Fund's assets in a temporary defensive manner by holding all or a substantial portion of its assets in cash. The investment manager may also hold cash when securities meeting the Fund's investment criteria are unavailable or to maintain liquidity. In these circumstances, the Fund may be unable to achieve its investment goal.

Principal Risks

Credit

An issuer of securities may be unable to make interest payments or repay principal. Changes in an issuer's financial strength, the failure of an issuer to make timely interest or principal payments, or a decline or perception of a decline in the credit quality of a security, can cause the security’s price to fall, potentially lowering the Fund’s share price. Although the Fund invests predominantly in high-quality debt securities, any of the Fund’s holdings could have its credit rating downgraded or could default. The credit quality of the securities held by the Fund can change rapidly in certain market environments, and the default of a single holding could have the potential to cause significant deterioration of the Fund’s net asset value.

Interest Rate

Interest rate changes can be sudden and unpredictable, and are influenced by a number of factors including government policy, monetary policy, inflation expectations, perceptions of risk, and supply and demand of bonds. Changes in government monetary policy, including changes in tax policy or changes in a central bank’s implementation of specific policy goals, may have a substantial impact on interest rates. There can be no guarantee that any particular government or central bank policy will be continued, discontinued or changed or that any such policy will have the desired effect on interest rates. Debt securities generally tend to lose market value when interest rates rise and increase in value when interest rates fall. A rise in interest rates also has the potential to cause investors to rapidly move out of fixed-income securities, which may increase redemptions in the Fund. A substantial increase in interest rates may also have an adverse impact on the liquidity of a security, especially those with longer maturities. Securities with longer maturities or lower coupons or that make little (or no) interest payments before maturity tend to be more sensitive to these interest rate changes. The longer the Fund's average weighted portfolio maturity, the greater the impact a change in interest rates will have on its share price.

Liquidity

Liquidity risk exists when the markets for particular securities or types of securities are or become relatively illiquid so that the Fund is unable or it becomes more difficult for the Fund to sell the security at the price at which the Fund has valued the security. Illiquidity may result from political, economic or issuer specific events; changes in a specific market's size or structure, including the number of participants; or overall market disruptions. Securities with reduced liquidity or that become illiquid involve greater risk than securities with more liquid markets. While the Fund endeavors to maintain a high level of liquidity in its portfolio, the liquidity of portfolio securities can deteriorate rapidly due to credit events affecting issuers or guarantors or due to general market conditions and a lack of willing buyers. When there is no willing buyer and investments cannot be readily sold at the desired time or price, the Fund may have to accept a lower price or may not be able to sell the instrument at all. An inability to sell one or more portfolio positions can adversely affect the Fund’s ability to maintain a $1.00 share price or prevent the Fund from being able to take advantage of other investment opportunities.

Liquidity risk may also refer to the risk that the Fund will not be able to pay redemption proceeds within a short period of time because of unusual market conditions, an unusually high volume of redemption requests or other reasons. If the Fund is forced to sell securities at an unfavorable time and/or under unfavorable conditions, such sales may adversely affect the Fund’s ability to maintain a $1.00 share price.

Income

Because the Fund can only distribute what it earns, the Fund's distributions to shareholders may decline when prevailing interest rates fall or when the Fund experiences defaults on debt securities it holds. The Fund’s income generally declines during periods of falling interest rates because the Fund must reinvest the proceeds it receives from existing investments (upon their maturity, prepayment, amortization, call or buy-back) at a lower rate of interest or return. Because the Fund limits its investments to high-quality, short-term securities, its portfolio generally will earn lower yields than a portfolio with lower-quality, longer-term securities subject to more risk.

Banking Industry

Because the Fund will invest in the obligations of banks and other financial institutions, it may be vulnerable to setbacks in that industry. Banks and other financial institutions are highly dependent on short-term interest rates and can be adversely affected by downturns in the U.S. and foreign economies or changes in banking regulations.

U.S. Government Securities

Not all obligations of the U.S. Government, its agencies and instrumentalities are backed by the full faith and credit of the United States. Some obligations are backed only by the credit of the issuing agency or instrumentality, and in some cases there may be some risk of default by the issuer. Any guarantee by the U.S. Government or its agencies or instrumentalities of a security held by the Fund does not apply to the market value of such security or to shares of the Fund itself. A security backed by the U.S. Treasury or the full faith and credit of the United States is guaranteed only as to the timely payment of interest and principal when held to maturity.

Foreign Securities

Investing in foreign securities typically involves more risks than investing in U.S. securities. These risks can increase the potential for investment loss in the Fund and may include, among others, country risks (such as political, diplomatic, or regional conflicts, terrorism or war, social and economic instability, and internal or external policies or economic sanctions limiting or restricting foreign investment or, the movement of assets or other economic activity); and risks associated with the state of a country's financial markets and legal institutions. Other foreign securities risks may include unfavorable trading, settlement or custodial practices, less government supervision, less publicly available information, less stringent investor protection standards, limited legal redress for violations of law, limited trading markets and greater illiquidity and greater price volatility.

Repurchase Agreements

A repurchase agreement exposes the Fund to the risk that the party that sells the securities may default on its obligation to repurchase them.

Risk Associated with the Fund Holding Cash

Although the Fund seeks to be fully invested, it may at times hold some of its assets in cash, which may hurt the Fund's performance.

Management

The Fund is actively managed and could experience losses if the investment manager's judgment about markets, interest rates or the attractiveness, relative values, liquidity, or potential appreciation of particular investments made for the Fund's portfolio prove to be incorrect. There can be no guarantee that these techniques or the investment manager's investment decisions will produce the desired results. Additionally, legislative, regulatory, or tax developments may affect the investment techniques available to the investment manager in connection with managing the Fund and may also adversely affect the ability of the Fund to achieve its investment goal.

Regulatory Changes

The SEC has adopted regulations that change in very important respects the operation of money market funds, including the Fund. The Fund is reviewing the regulations and their impact, including liquidity of an investment in the Fund and the Fund's ability to maintain a stable net asset value per share. These changes may result in reduced yields from the Fund.

More detailed information about the Fund, its policies and risks can be found in the Fund's Part B.

A description of the Fund's policies and procedures regarding the release of the portfolio holdings information is also available in the Fund's Part B.

Item 10. Management, Organization, and Capital Structure

(a) Management

(1) Investment Adviser

Franklin Advisers, Inc. (Advisers), One Franklin Parkway, San Mateo, CA 94403-1906, is the Fund's investment manager. Together, Advisers and its affiliates manage, as of September 30, 2014, $898 billion in assets, and have been in the investment management business since 1947.

The Fund pays Advisers a fee for managing the Fund's assets. For the fiscal year ended June 30, 2014, the investment manager agreed to limit its fee. The management fees before and after waiver were 0.15% and 0.08%.

In efforts to prevent a negative yield, the investment manager has voluntarily agreed to waive or limit its fees, assume as its own expense certain expenses otherwise payable by the Fund, and, if necessary, make a capital infusion into the Fund. These waivers, expense reimbursements and capital infusions are voluntary and may be modified or discontinued by the investment manager at any time and without further notice. There is no guarantee that the Fund will be able to avoid a negative yield.

A discussion regarding the basis for the approval of the investment management contract for the Fund is available in the Fund's annual report to shareholders for the fiscal year ended June 30.

(2) Portfolio Manager

The response to Item 5(b) has been omitted pursuant to Instruction 1 to that item.

(3) Legal Proceedings

Not applicable.

(b) Capital Stock

The Fund's shares have not been registered under the Securities Act of 1933 (1933 Act). See Item 6. There are no other unique or unusual restrictions on the right freely to retain or dispose of the Fund's shares or material obligations or potential liabilities associated with holding the Fund's shares (not including investment risks) that may expose investors to significant risks.

Item 11. Shareholder Information

(a) Pricing of Fund Shares

The Fund calculates its net asset value (NAV) per share normally as of 1:00 p.m. Pacific time, each day the New York Stock Exchange (NYSE) is open and, alternatively, if the NYSE is closed, or if the NYSE closes early because trading has been halted for the day (other than for a national holiday or weekend), on each day that the U.S. government securities markets are open and the investment manager determines that there is sufficient liquidity in those markets, by dividing its net assets by the number of shares outstanding. The Fund's assets are generally valued at their amortized cost. National holidays include New Year's Day, Martin Luther King Jr. Day, President's Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

Requests to buy and sell shares are processed at the NAV next calculated after the Fund receives a request in proper form.

(b) Purchase of Fund Shares

The Fund's shares have not been registered under the 1933 Act, which means they may not be sold publicly. The Fund's shares may, however, be sold through private placements pursuant to available exemptions from the 1933 Act.

Shares of the Fund are sold only to other investment companies. Funds should be wired to the Fund's bank account at Bank of America, for credit to the Fund's account. All investments in the Fund are credited to the shareholder's account in the form of full and fractional shares of the Fund (rounded to the nearest 1/1000 of a share). The Fund does not issue share certificates.

Shares of the Fund generally may be purchased on any day the Fund is open for business. Wire purchase orders in federal funds are not accepted on days when the Federal Reserve Bank system and the Fund's custodian are closed.

(c) Redemption of Fund Shares

As stated above, the Fund's shares are restricted securities, which may not be sold unless registered or pursuant to an available exemption from the 1933 Act.

Redemptions are processed on any day the Fund is open for business and are effected at the NAV per share next calculated after the Fund receives a redemption request in proper form.

Redemption payments will generally be made within seven days after receipt of the redemption request in proper form; however, the Fund will provide redemption proceeds within one business day of up to 10% of each shareholder's total investment in the Fund. Proceeds for redemption orders cannot be wired on those business days when the Federal Reserve Bank System and the custodian bank are closed. In unusual circumstances, the Fund may temporarily suspend redemptions or postpone the payment of proceeds as allowed by federal securities law.

Additional Policies. Please note that the Fund maintains additional policies and reserves certain rights, including:

  In unusual circumstances, the Fund may temporarily suspend redemptions, or postpone the payment of proceeds, as allowed by federal securities laws.

  For redemptions over a certain amount, the Fund may pay redemption proceeds in securities or other assets rather than cash if the investment manager determines it is in the best interest of the Fund, consistent with applicable law.

(d) Dividends and Distributions

The Fund intends to declare income dividends from its net investment income each day that its NAV is calculated and pays them monthly. Capital gains, if any, may be paid at least annually. The Fund may distribute income dividends and capital gains more frequently, if necessary, in order to reduce or eliminate federal excise or income taxes on the Fund. The amount of any distribution will vary, and there is no guarantee the Fund will pay either income dividends or capital gain distributions.

(e) Frequent Purchases and Redemptions of Fund Shares

The board of trustees of the Fund has not adopted policies and procedures with respect to frequent purchases and redemptions of Fund shares by Fund shareholders because Fund shares are purchased only by other investment companies in private placements. Those investment companies generally have adopted policies and procedures with respect to frequent purchases and redemptions of their shares.

(f) Tax Consequences

Income dividends are generally subject to tax at ordinary rates. Because the Fund invests primarily in debt securities, it is expected that none of the Fund's income dividends will be qualified dividends subject to reduced rates of taxation to individuals.

Fund distributions of short-term capital gains are also subject to tax at ordinary rates. Because the Fund is a money market fund, it does not expect to realize and distribute any long-term capital gains on its investments.

Because the Fund seeks to maintain a $1.00 per share NAV, sales of its shares will not generally result in a taxable capital gain or loss for federal or state income tax purposes.

Item 12. Distribution Arrangements

(a) Sales Loads

Not applicable.

(b) Rule 12b-1 Fees

Not applicable.

(c) Additional Information on Master Feeder Funds

It is expected that certain shareholders of the Fund will be investment companies that seek to achieve their investment objectives by investing all of their investable assets in shares of the Fund (the "Feeder Funds"). The Feeder Funds will have investment objectives, policies and limitations that are similar to those of the Fund. The master-feeder structure is unlike many other investment companies that directly acquire and manage their own portfolio of securities. The investment experience of each of the Feeder Funds will correspond directly with the investment experience of the Fund.

As a master fund, the Fund may have one or more funds that serve as feeder funds. Any change to the fundamental investment objective or the fundamental investment restrictions would be submitted to all the feeder funds, as required within the feeder funds' jurisdiction. It is possible that a change in fundamental investment objective or fundamental investment restriction could be approved by a majority of shareholders even if some of the feeder funds voted against the change.

The response to Item 13 has been omitted pursuant to section 2(b) of Instruction B of the General Instructions to Form N-1A.

THE MONEY MARKET PORTFOLIOS

The Money Market Portfolio

November 1, 2014

Form N-1A, Part B

Item 14. Cover Page and Table of Contents

(a) Cover Page

The Money Market Portfolios (Trust) is an open-end management investment company, commonly called a mutual fund. Currently, the Trust has one series, the shares of beneficial interest of which are available only to other investment companies. The series is The Money Market Portfolio (Fund). The Fund's investment goal is to provide investors with as high a level of current income as is consistent with the preservation of shareholders' capital and liquidity. The Fund also tries to maintain a stable $1.00 share price.

This Part B, referred to as the Statement of Additional Information (SAI), is not a prospectus. It contains information in addition to the information in the Fund's Part A, referred to as the prospectus. The Fund's prospectus, dated November 1, 2014, which we may amend from time to time, contains the basic information you should know before investing in the Fund. You should read this SAI together with the Fund's prospectus.

The Fund issues its shares only in private placement transactions that do not involve a public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (1933 Act). Shares of the Fund are sold only to “accredited investors,” as defined in Regulation D under the 1933 Act. Accredited investors include common or commingled trust funds, investment companies and other institutional investors.

For a free copy of the current prospectus or annual report, contact the Legal Department at Franklin Templeton Investments at (800) 632-2350, extension 1123504.

Investment company shares, annuities, and other investment products:

  are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency of the U.S. government;
  are not deposits or obligations of, or guaranteed or endorsed by, any bank;
  are subject to investment risks, including the possible loss of principal.

(b) Table of Contents

Item 14. Cover Page and Table of Contents

Item 15. Fund History

Item 16. Description of the Fund and its Investments and Risks

Item 17. Management of the Fund

Item 18. Control Persons and Principal Holders of Securities

Item 19. Investment Advisory and Other Services

Item 20. Portfolio Managers

Item 21. Brokerage Allocation and Other Policies

Item 22. Capital Stock and Other Securities

Item 23. Purchase, Redemption and Pricing of Shares

Item 24. Taxation of the Fund

Item 25. Underwriters

Item 26. Calculation of Performance Data

Item 27. Financial Statements

Item 15. Fund History

The Trust was organized as a Delaware statutory trust (a form of entity formerly known as a business trust) on June 16, 1992, and is registered with the U.S. Securities and Exchange Commission (SEC).

Item 16. Description of the Fund and its Investments and Risks

The Fund is a diversified series of the Trust, and open-end management investment company, commonly called a Mutual Fund.

Goals, Strategies and Risks

The following information provided with respect to the Fund is in addition to that included in the Fund's prospectus.

In addition to the main types of investments and strategies undertaken by the Fund as described in the prospectus, the Fund also may invest in other types of instruments and engage in and pursue other investment strategies, which are described in this SAI. Investments and investment strategies with respect to the Fund are discussed in greater detail in the section below entitled "Glossary of Investments, Techniques, Strategies and Their Risks."

Generally, the policies and restrictions discussed in this SAI and in the prospectus apply when the Fund makes an investment. In most cases, the Fund is not required to sell an investment because circumstances change and the investment no longer meets one or more of the Fund's policies or restrictions. If a percentage restriction or limitation is met at the time of investment, a later increase or decrease in the percentage due to a change in the value or liquidity of portfolio investments will not be considered a violation of the restriction or limitation, with the exception of the Fund's limitations on borrowing as described herein.

Incidental to the Fund’s other investment activities, including in connection with a bankruptcy, restructuring, workout, or other extraordinary events concerning a particular investment the Fund owns, the Fund may receive equity securities (including convertible securities, warrants and rights), real estate or other investments that the Fund normally would not, or could not, buy. If this happens, the Fund may, although it is not required to, sell such investments as soon as practicable while seeking to maximize the return to shareholders.

The Fund has adopted certain investment restrictions as fundamental and non-fundamental policies. A fundamental policy may only be changed if the change is approved by (i) more than 50% of the Fund's outstanding shares or (ii) 67% or more of the Fund's shares present at a shareholder meeting if more than 50% of the Fund's outstanding shares are represented at the meeting in person or by proxy, whichever is less. A non-fundamental policy may be changed without the approval of shareholders.

Fundamental Investment Policies

The Fund's investment goal is to provide investors with as high a level of current income as is consistent with the preservation of shareholders' capital and liquidity. The Fund also tries to maintain a stable $1.00 share price.

The Fund may not:

  Borrow money, except to the extent permitted by the Investment Company Act of 1940 (1940 Act), or any rules, exemptions or interpretations thereunder that may be adopted, granted or issued by the U.S. Securities and Exchange Commission (SEC).

  Act as an underwriter except to the extent the Fund or the Portfolio may be deemed to be an underwriter when disposing of securities it owns or when selling its own shares.

  Make loans if, as a result, more than 33 1/3% of its total assets would be lent to other persons, including other investment companies to the extent permitted by the 1940 Act or any rules, exemptions or interpretations thereunder that may be adopted, granted or issued by the SEC. This limitation does not apply to (i) the lending of portfolio securities, (ii) the purchase of debt securities, other debt instruments, loan participations and/or engaging in direct corporate loans in accordance with its investment goals and policies, and (iii) repurchase agreements to the extent the entry into a repurchase agreement is deemed to be a loan.

  Purchase or sell real estate unless acquired as a result of ownership of securities or other instruments and provided that this restriction does not prevent the Fund or the Portfolio from (i) purchasing or selling securities or instruments secured by real estate or interests therein, securities or instruments representing interests in real estate or securities or instruments of issuers that invest, deal or otherwise engage in transactions in real estate or interests therein, and (ii) making, purchasing or selling real estate mortgage loans.

  Purchase or sell physical commodities, unless acquired as a result of ownership of securities or other instruments and provided that this restriction does not prevent the Fund or the Portfolio from (i) engaging in transactions involving currencies and futures contracts and options thereon or (ii) investing in securities or other instruments that are secured by physical commodities.

  Issue senior securities, except to the extent permitted by the 1940 Act or any rules, exemptions or interpretations thereunder that may be adopted, granted or issued by the SEC.

  Invest more than 25% of its net assets in securities of issuers in any one industry (other than securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities or securities of other investment companies or certificates of deposit, bankers' acceptances and other similar obligations of domestic banks).

  Purchase the securities of any one issuer (other than the U.S. government or any of its agencies or instrumentalities or securities of other investment companies, whether registered or excluded from registration under Section 3(c) of the 1940 Act) if immediately after such investment (i) more than 5% of the value of its total assets would be invested in such issuer or (ii) more than 10% of the outstanding voting securities of such issuer would be owned by the Fund or the Portfolio, except that up to 25% of the value of its total assets may be invested without regard to such 5% and 10% limitations.1

1. The Fund or the Portfolio will be considered to have satisfied this restriction if it is in compliance with Rule 2a-7(c)(4) and (c)(6) under the 1940 Act (or any successor rule thereto).

Non-Fundamental Investment Policies

  The Fund will invest in obligations or instruments issued by banks and savings institutions with assets of at least $1 billion.

  The Fund may not invest more than 10% of its assets in time deposits with more than seven days to maturity.

  The Fund may invest in an obligation issued by a branch of a bank only if the parent bank has assets of at least $5 billion, and may invest only up to 25% of its assets in obligations of foreign branches of U.S. or foreign banks. The Fund may invest more than 25% of its assets in certain domestic bank obligations, including U.S. branches of foreign banks.

  The Fund may not make any new investments while any outstanding loans exceed 5% of its total assets.

  The Fund may invest up to 10% of its assets in taxable municipal securities.

  The Fund only intends to buy stripped securities that are issued or guaranteed by the U.S. Treasury or by an agency or instrumentality of the U.S. government.

  The Fund may not invest more than 5% of its total assets (measured at the time of acquisition) in illiquid securities, as defined under applicable regulation.

  The Fund may not invest more than 5% of its total assets in securities of companies, including predecessors, that have been in continuous operation for less than three years.

Glossary of Investments, Techniques, Strategies and Their Risks

Certain words or phrases may be used in descriptions of Fund investment policies and strategies to give investors a general sense of the Fund's levels of investment. They are broadly identified with, but not limited to, the following percentages of Fund total assets:

"small portion"	less than 10%
"portion"	10% to 25%
"significant"	25% to 50%
"substantial"	50% to 66%
"primary"	66% to 80%
"predominant"	80% or more

If the Fund intends to limit particular investments or strategies to no more than specific percentages of Fund assets, the prospectus or SAI will clearly identify such limitations. The percentages above are not limitations unless specifically stated as such in the Fund's prospectus or elsewhere in this SAI.

The following are requirements for money market fund investments, and securities and techniques used by the Fund:

Liquidity The Fund may not invest more than 5% of its total assets (measured at the time of acquisition) in illiquid securities, as defined under applicable regulation.

The Fund is required to invest at least 10% of its total assets (measured at the time of acquisition) in "daily liquid assets" and at least 30% of its total assets (measured at the time of acquisition) in "weekly liquid assets." "Daily liquid assets" are cash (including demand deposits), direct obligations of the U.S. Government and securities (including repurchase agreements) that will mature or are subject to a demand feature that is exercisable and payable within one business day. "Weekly liquid assets" are cash (including demand deposits), direct obligations of the U.S. Government, U.S. Government agency/instrumentality discount notes with remaining securities of 60 days or less, and securities (including repurchase agreements) that will mature or are subject to a demand feature that is exercisable and payable within five business days.

Maturity  The Fund is required to maintain a dollar-weighted average portfolio maturity of no greater than 60 days and the Fund is required to maintain a dollar-weighted average life of no greater than 120 days. “Weighted average life” is portfolio maturity measured without reference to provisions that otherwise permit the maturity of certain adjustable rate securities to be deemed to be “shortened” to their interest rate reset dates.

Second tier.  The Fund limits its investment in second tier securities to no more than 3% of total assets (measured at the time of acquisition). Second tier securities, in general, are securities rated in the second highest rating category by nationally recognized statistical rating organization(s) or if unrated, determined by the Fund's investment manager to be of comparable quality. Also, the Fund limits its investment in second tier securities issued by any single issuer to 1/2 of 1% of total assets (measured at acquisition), and limits its acquisition of second tier securities to those with a remaining maturity of 45 calendar days or less.

Suspension of redemptions.  In the event that the Fund's board of trustees, including a majority of trustees who are not interested persons of the Fund as defined in the 1940 Act, determines that the extent of the deviation between the Fund's amortized cost per share and its current net asset value per share calculated using available market quotations (or an appropriate substitute that reflects current market conditions) may result in material dilution or other unfair results to the Fund's investors or existing shareholders, and irrevocably has approved the liquidation of the Fund, the Fund's board of trustees has the authority to suspend redemptions of Fund shares.

The following is a description of various types of securities, instruments and techniques that may be purchased and/or used by the Fund:

Asset-backed securities Asset-backed securities represent interests in a pool of loans, leases or other receivables. The assets underlying asset-backed securities may include receivables on home equity loans, credit card loans, and automobile, mobile home and recreational vehicle loans and leases and other assets. Asset-backed securities are often backed by a pool of assets representing the obligations of a number of different parties and may have adjustable interest rates that reset at periodic intervals.

The credit quality of most asset-backed securities depends primarily on the credit quality of the underlying assets, how well the issuers of the securities are insulated from the credit risk of the originator or affiliated entities, and the amount of credit support (if any) provided to the securities. Credit support for asset-backed securities is intended to lessen the effect of failures by obligors (such as individual borrowers or leasers) on the underlying assets to make payments. Credit support generally falls into two categories: (i) liquidity protection; and (ii) protection against losses from the default by an obligor on the underlying assets.

Liquidity protection refers to advances, generally provided by the entity administering the pool of assets, intended to ensure that the receipt of payments due on the underlying pool is timely. Protection against losses from the default by an obligor can enhance the likelihood of payments of the obligations on at least some of the assets in the pool. Protection against losses from default may be provided through guarantees, insurance policies or letters of credit obtained by the issuer or sponsor from third parties. Alternatively, this protection may be provided through various means of structuring the transaction, or through a combination of these approaches.

Examples of credit support arising out of the structure of the transaction include "senior subordinated securities" (securities with one or more classes that are subordinate to the other classes with respect to the payment of principal and interest, with the result that defaults on the underlying assets should be borne first by the holders of the subordinated class), creation of "reserve funds" (where cash or investments, sometimes funded from a portion of the payments on the underlying assets, are held in reserve against future losses), and "over-collateralization" (where the scheduled payments on, or the principal amount of, the underlying assets exceeds that required to make payments on the securities and pay any servicing or other fees).

The degree of credit support provided is generally based on historical information about the level of credit risk associated with the underlying assets. Historical information may not adequately reflect present or future credit risk. Delinquencies or losses in excess of those anticipated could occur and could adversely affect the return on an investment in the securities. There is no guarantee that the type of credit support selected will be effective at reducing the illiquidity or losses to investors in the event of certain defaults. Where credit support is provided by a third party, the Fund will be exposed to the credit risk of that third party in addition to the credit risk of the issuer or sponsor of the asset-backed security and the underlying obligors.

Asset-backed securities also have risk due to a characteristic known as early amortization, or early payout, risk. Built into the structure of certain asset-backed securities are triggers for early payout, designed to protect investors from losses. These triggers are unique to each transaction and can include, among other things: a significant rise in defaults on the underlying loans, a sharp drop in the credit enhancement level, or the bankruptcy of the issuer or sponsor. Once early amortization begins, all incoming loan payments are used to pay investors as quickly as possible. Prepayment risk also arises when the underlying obligations may be satisfied or "prepaid" before due. Certain asset-backed securities backed by automobile receivables may be affected by such early prepayment of principal on the underlying vehicle sales contract. When amortization or prepayment occurs, the Fund may have to reinvest the proceeds at a rate of interest that is lower than the rate on the existing asset-backed security. In addition, the Fund may suffer a loss if it paid a premium for the asset-backed security as cash flows from the early amortization reduce the value of the premium paid.

Alternatively, if prepayments occur at a slower rate than the investment manager expected, or if payment on the underlying assets is delayed or defaulted upon, the Fund will experience extension risk.

The income received by the Fund on an asset-backed security generally fluctuates more than the income on fixed income debt securities. This is because asset-backed securities are usually structured as pass-through or pay-through securities (similar to mortgage-backed securities and collateralized mortgage obligations). Cash flow generated by payments on the underlying obligations in these structures is shared with the investor as it is received. The rate of payment on asset-backed securities generally depends on the rate of principal and interest payments received on the underlying assets. Payments on underlying assets will be affected by various economic and other factors that shape the market for those underlying assets. Therefore, the income on asset-backed securities will be difficult to predict, and actual yield to maturity will be more or less than the anticipated yield to maturity.

Asset-backed securities have certain risks that stem from the characteristics of the underlying assets. For example, asset-backed securities do not have the benefit of the same type of security interests in the underlying collateral that mortgage-backed securities have, and there may be a limited ability to enforce any security interests that exist. Credit enhancements provided to support asset-backed securities, if any, may be inadequate to protect investors in the event of default. For example, credit card receivables are generally unsecured and a number of state and federal consumer credit laws give debtors the right to set off certain amounts owed on the credit cards, thereby reducing the outstanding balance, which can negatively affect the yield and/or value of related asset-backed securities. Issuers of asset-backed securities for which automobile receivables are the underlying assets may be prevented from realizing the full amount due on an automobile sales contract because of state law requirements and restrictions relating to sales of vehicles following their repossession and the obtaining of deficiency judgments following such sales or because of depreciation, damage or loss of a vehicle, the application of bankruptcy and insolvency laws, or other factors. The absence of, or difficulty enforcing, such security interests in the underlying assets will result in additional expenses, delays and losses to the Fund. The Fund's exposure to the credit risk of the credit support provider will also be greater if recourse is limited to the credit support provider in the event of widespread defaults on the underlying obligations.

Bank obligations The Fund may invest in obligations of U.S. banks, foreign branches of U.S. or foreign banks, and U.S. branches of foreign banks. Bank obligations include fixed, floating or variable rate certificates of deposit (CDs), letters of credit, time and savings deposits, bank notes and bankers' acceptances. CDs are negotiable certificates issued against funds deposited in a commercial bank for a definite period of time and earning a specified return. Time deposits are non-negotiable deposits that are held in a banking institution for a specified period of time at a stated interest rate. Savings deposits are deposits that do not have a specified maturity and may be withdrawn by the depositor at any time. Bankers' acceptances are negotiable drafts or bills of exchange normally drawn by an importer or exporter to pay for specific merchandise. When a bank "accepts" a bankers' acceptance, the bank, in effect, unconditionally agrees to pay the face value of the instrument upon maturity. The full amount of the Fund's investment in time and savings deposits or CDs may not be guaranteed against losses resulting from the default of the commercial or savings bank or other institution insured by the Federal Deposit Insurance Corporation.

Bank obligations are exempt from registration with the SEC if issued by U.S. banks or foreign branches of U.S. banks. As a result, the Fund will not receive the same investor protections when investing in bank obligations as opposed to registered securities. Bank notes and other unsecured bank obligations are not guaranteed by the FDIC, so the Fund will be exposed to the credit risk of the bank or institution. In the event of liquidation, bank notes and unsecured bank obligations generally rank behind time deposits, savings deposits and CDs, resulting in a greater potential for losses to the Fund.

The Fund’s investments in bank obligations may be negatively impacted if adverse economic conditions prevail in the banking industry (such as substantial losses on loans, increases in non-performing assets and charge-offs and declines in total deposits). The activities of U.S. banks and most foreign banks are subject to comprehensive regulations which, in the case of U.S. regulations, have undergone substantial changes in the past decade. The enactment of new legislation or regulations, as well as changes in interpretation and enforcement of current laws, may affect the manner of operations and profitability of domestic and foreign banks. Significant developments in the U.S. banking industry have included increased competition from other types of financial institutions, increased acquisition activity and geographic expansion. Banks may be particularly susceptible to certain economic factors, such as interest rate changes and adverse developments in the market for real estate. Fiscal and monetary policy and general economic cycles can affect the availability and cost of funds, loan demand and asset quality and thereby impact the earnings and financial conditions of banks.

Commercial paper The Fund may invest in commercial paper of domestic or foreign issuers. Commercial paper represents short-term unsecured promissory notes issued in bearer form by banks or bank holding companies, corporations and finance companies. Commercial paper may be issued as an asset-backed security (that is, backed by a pool of assets representing the obligations of a number of different issuers), in which case certain of the risks discussed in "Asset-backed securities" apply.

Variable master demand notes  are a type of commercial paper. They are direct arrangements between a lender and a borrower that allow daily changes to the amount borrowed and to the interest rate. The Fund, as lender, may increase or decrease the amount provided by the note agreement, and the borrower may repay up to the full amount of the note without penalty. Typically, the borrower may also set the interest rate daily, usually at a rate that is the same or similar to the interest rate on other commercial paper issued by the borrower. The Fund does not have any limit on the amount of its assets that may be invested in variable master demand notes and may invest only in variable master demand notes of U.S. issuers.

Because variable master demand notes are direct lending arrangements between the lender and the borrower, they generally are not traded and do not have a secondary market. They are, however, redeemable at face value plus accrued interest at any time, although the Fund's ability to redeem a note is dependent on the ability of the borrower to pay the principal and interest on demand. When determining whether to invest in a variable master demand note, the investment manager considers, among other things, the earnings power, cash flow and other liquidity ratios of the issuer.

Debt securities - general description In general, a debt security represents a loan of money to the issuer by the purchaser of the security. A debt security typically has a fixed payment schedule that obligates the issuer to pay interest to the lender and to return the lender's money over a certain time period. A company typically meets its payment obligations associated with its outstanding debt securities before it declares and pays any dividend to holders of its equity securities. Bonds, notes and commercial paper are examples of debt securities and differ in the length of the issuer's principal repayment schedule, with bonds carrying the longest repayment schedule and commercial paper the shortest:

Bonds.  A bond is a debt security in which investors lend money to an entity that borrows for a defined period of time, usually a period of more than five years, at a specified interest rate.

Commercial paper.  Commercial paper is an unsecured, short-term loan to a corporation, typically for financing accounts receivable and inventory with maturities of up to 270 days.

Debentures.  A debenture is an unsecured debt security backed only by the creditworthiness of the borrower, not by collateral.

Bills.  A bill is a short-term debt instrument, usually with a maturity of two years or less.

Notes.  A note is a debt security usually with a maturity of up to ten years.

For purposes of the discussion in this SAI of the risks of investing in debt securities generally, loans or other short-term instruments, which otherwise may not technically be considered securities, are included.

Debt securities are all generally subject to interest rate, credit, income and prepayment risks and, like all investments are subject to liquidity and market risks to varying degrees depending upon the specific terms and type of security. The Fund's investment manager attempts to reduce credit and market risk through diversification of the portfolio and ongoing credit analysis of each issuer, as well as by monitoring economic developments, but there can be no assurance that it will be successful at doing so.

Foreign securities There are substantial risks associated with investing in the securities of governments and companies located in, or having substantial operations in, foreign countries, which are in addition to the usual risks inherent in domestic investments. The value of foreign securities (like U.S. securities) is affected by general economic conditions and individual issuer and industry earnings prospects. Investments in depositary receipts also involve some or all of the risks described below.

There is the possibility of cessation of trading on foreign exchanges, expropriation, nationalization of assets, confiscatory or punitive taxation, withholding and other foreign taxes on income or other amounts, foreign exchange controls (which may include suspension of the ability to transfer currency from a given country), restrictions on removal of assets, political or social instability, military action or unrest, or diplomatic developments, including sanctions imposed by other countries or governmental entities, that could affect investments in securities of issuers in foreign nations. There is no assurance that the investment manager will be able to anticipate these potential events.

There may be less publicly available information about foreign issuers comparable to the reports and ratings published about issuers in the U.S. Foreign issuers generally are not subject to uniform accounting or financial reporting standards. Auditing practices and requirements may not be comparable to those applicable to U.S. issuers. Certain countries' legal institutions, financial markets and services are less developed than those in the U.S. or other major economies. The Fund may have greater difficulty voting proxies, exercising debt-holder rights, securing interest payments and obtaining information regarding corporate actions on a timely basis, pursuing legal remedies, and obtaining judgment with respect to foreign investments in foreign courts than with respect to domestic issuers in U.S. courts. The costs associated with foreign investments, including withholding taxes, brokerage commissions, and custodial costs, are generally higher than with U.S. investments.

Certain countries require governmental approval prior to investments by foreign persons, or limit the amount of investment by foreign persons in a particular company. Some countries limit the investment of foreign persons to only a specific class of securities of an issuer that may have less advantageous terms than securities of the issuer available for purchase by nationals. Although securities subject to such restrictions may be marketable abroad, they may be less liquid than foreign securities of the same class that are not subject to such restrictions. In some countries the repatriation of investment income, capital and proceeds of sales by foreign investors may require governmental registration and/or approval. The Fund could be adversely affected by delays in or a refusal to grant any required governmental registration or approval for repatriation.

Illiquid securities Generally, an "illiquid security" is any security that cannot be disposed of within seven days at approximately the amount at which the Fund has valued the instrument. Illiquid securities generally include securities for which no market exists or which are legally restricted as to their transfer (such as those issued pursuant to an exemption from the registration requirements of the federal securities laws). Restricted securities are generally sold in privately negotiated transactions, pursuant to an exemption from registration under the 1933 Act. If registration of a security previously acquired in a private transaction is required, the Fund, as the holder of the security, may be obligated to pay all or part of the registration expense and a considerable period may elapse between the time it decides to seek registration and the time it will be permitted to sell a security under an effective registration statement. If, during such a period, adverse market conditions were to develop, the Fund might obtain a less favorable price than prevailed when it decided to seek registration of the security. To the extent the investment manager determines there is a liquid institutional or other market for restricted securities, the Fund considers them to be liquid securities. An example is a restricted security that may be freely transferred among qualified institutional buyers pursuant to Rule 144A under the 1933 Act, and for which a liquid institutional market has developed. Rule 144A securities may be subject, however, to a greater possibility of becoming illiquid than securities that have been registered with the SEC.

The Fund's board will review on a periodic basis any determination by the investment manager to treat a restricted security as liquid. In determining whether a restricted security is properly considered a liquid security, the investment manager takes into account the following factors: (i) the frequency of trades and quotes for the security; (ii) the number of dealers willing to buy or sell the security and the number of other potential buyers; (iii) any dealer undertakings to make a market in the security; and (iv) the nature of the security and of the marketplace trades (e.g., any demand, put or tender features, the method of soliciting offers, the mechanics and other requirements for transfer, and the ability to assign or offset the rights and obligations of the security). The nature of the security and its trading includes the time needed to sell the security, the method of soliciting offers to purchase or sell the security, and the mechanics of transferring the security including the role of parties such as foreign or U.S. custodians, subcustodians, currency exchange brokers, and depositories.

The sale of illiquid securities often requires more time and results in higher brokerage charges or dealer discounts and other selling expenses than the sale of securities eligible for trading on national securities exchanges or in the over-the-counter (OTC) markets. Illiquid securities often sell at a price lower than similar securities that are not subject to restrictions on resale.

The risk to the Fund in holding illiquid securities is that they may be more difficult to sell if the Fund wants to dispose of the security in response to adverse developments or in order to raise money for redemptions or other investment opportunities. Illiquid trading conditions may also make it more difficult for the Fund to realize a security's fair value.

The Fund may also be unable to achieve its desired level of exposure to a certain security, issuer, or sector due to overall limitations on its ability to invest in illiquid securities and the difficulty in purchasing such securities.

Investment grade debt securities Debt securities that are rated Baa or higher by Moody's, BBB or higher by S&P, or unrated securities deemed by the Fund's investment manager to be of comparable quality, are considered to be "investment grade." Generally, a higher rating indicates the rating agency's opinion that there is less risk of default of obligations thereunder including timely repayment of principal and payment of interest. Debt securities in the lowest investment grade category may have speculative characteristics and more closely resemble high-yield debt securities than investment-grade debt securities. Lower-rated securities may be subject to all the risks applicable to high-yield debt securities and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case with higher grade debt securities.

A number of risks associated with rating organizations apply to the purchase or sale of investment grade debt securities.

Municipal securities Municipal securities are issued by U.S. state and local governments and their agencies, instrumentalities, authorities and political subdivisions, as well as by the District of Columbia and U.S. territories and possessions. The issuer pays a fixed, floating or variable rate of interest, and must repay the amount borrowed (the "principal") at maturity. Municipal securities are issued to raise money for a variety of public or private purposes, including financing state or local government, specific projects or public facilities.

Municipal securities generally are classified as general or revenue obligations. General obligations are secured by the issuer's pledge of its full faith, credit and taxing power for the payment of principal and interest. Revenue obligations are debt securities payable only from the revenues derived from a particular facility or class of facilities, or a specific excise tax or other revenue source. As a result, an investment in revenue obligations is subject to greater risk of delay or non-payment if revenue does not accrue as expected or if other conditions are not met for reasons outside the control of the Fund. Conversely, if revenue accrues more quickly than anticipated, the Fund may receive payment before expected and have difficulty re-investing the proceeds on equally favorable terms.

The value of the municipal securities may be highly sensitive to events affecting the fiscal stability of the municipalities, agencies, authorities and other instrumentalities that issue securities. In particular, economic, legislative, regulatory or political developments affecting the ability of the issuers to pay interest or repay principal may significantly affect the value of the Fund's investments. These developments can include or arise from, for example, insolvency of an issuer, uncertainties related to the tax status of municipal securities, tax base erosion, state or federal constitutional limits on tax increases or other actions, budget deficits and other financial difficulties, or changes in the credit ratings assigned to municipal issuers. There will be a limited market for certain municipal securities, and the Fund could face illiquidity risks.

Repurchase agreements Under a repurchase agreement, the Fund agrees to buy securities guaranteed as to payment of principal and interest by the U.S. government or its agencies or instrumentalities from a qualified bank or broker-dealer and then to sell the securities back to the bank or broker-dealer on an agreed upon date (generally less than seven days) at a higher price, which reflects currently prevailing short-term interest rates. Entering into repurchase agreements allows the Fund to earn a return on cash in the Fund's portfolio that would otherwise remain un-invested. The bank or broker-dealer must transfer to the Fund's custodian, as collateral, securities with an initial market value of at least 102% of the dollar amount paid by the Fund to the counterparty. The investment manager will monitor the value of such collateral daily to determine that the value of the collateral equals or exceeds the repurchase price.

Repurchase agreements may involve risks in the event of default or insolvency of the bank or broker-dealer, including possible delays or restrictions upon the Fund's ability to sell the underlying securities and additional expenses in seeking to enforce the Fund's rights and recover any losses. The Fund will enter into repurchase agreements only with parties who meet certain creditworthiness standards, i.e., banks or broker-dealers that the investment manager has determined, based on the information available at the time, present no serious risk of becoming involved in bankruptcy proceedings within the time frame contemplated by the repurchase agreement. Although the Fund seeks to limit the credit risk under a repurchase agreement by carefully selecting counterparties and accepting only high quality collateral, some credit risk remains. The counterparty could default which may make it necessary for the Fund to incur expenses to liquidate the collateral. In addition, the collateral may decline in value before it can be liquidated by the Fund.

A repurchase agreement with more than seven days to maturity is considered an illiquid security and is subject to the Fund's investment restriction on illiquid securities.

Securities lending To generate additional income, the Fund may lend certain of its portfolio securities to qualified banks and broker-dealers (referred to as "borrowers"). In exchange, the Fund receives cash collateral from a borrower at least equal to the value of the security loaned by the Fund. Cash collateral typically consists of any combination of cash, securities issued by the U.S. government and its agencies and instrumentalities, and irrevocable letters of credit. The Fund may invest this cash collateral while the loan is outstanding and generally retains part or all of the interest earned on the cash collateral. Securities lending allows the Fund to retain ownership of the securities loaned and, at the same time, earn additional income.

For each loan, the borrower usually must maintain with the Fund's custodian collateral with an initial market value at least equal to 102% of the market value of the domestic securities loaned (or 105% of the market value of foreign securities loaned), including any accrued interest thereon. Such collateral will be marked-to-market daily, and if the coverage falls below 100%, the borrower will be required to deliver additional collateral equal to at least 102% of the market value of the domestic securities loaned (or 105% of the foreign securities loaned).

The Fund retains all or a portion of the interest received on investment of the cash collateral or receives a fee from the borrower. The Fund also continues to receive any distributions paid on the loaned securities. The Fund seeks to maintain the ability to obtain the right to vote or consent on proxy proposals involving material events affecting securities loaned. The Fund may terminate a loan at any time and obtain the return of the securities loaned within the normal settlement period for the security involved.

If the borrower defaults on its obligation to return the securities loaned because of insolvency or other reasons, the Fund could experience delays and costs in recovering the securities loaned or in gaining access to the collateral. These delays and costs could be greater for foreign securities. If the Fund is not able to recover the securities loaned, the Fund may sell the collateral and purchase a replacement investment in the market. Additional transaction costs would result, and the value of the collateral could decrease below the value of the replacement investment by the time the replacement investment is purchased. Until the replacement can be purchased, the Fund will not have the desired level of exposure to the security which the borrower failed to return. Cash received as collateral through loan transactions may be invested in other eligible securities, including shares of a money market fund. Investing this cash subjects the Fund to greater market risk including losses on the collateral and, should the Fund need to look to the collateral in the event of the borrower's default, losses on the loan secured by that collateral.

The Fund will loan its securities only to parties who meet creditworthiness standards approved by the Fund's board (i.e., banks or broker-dealers that the investment manager has determined are not apparently at risk of becoming involved in bankruptcy proceedings within the time frame contemplated by the loan). In addition, pursuant to the 1940 Act and SEC interpretations thereof, the aggregate market value of securities that may be loaned by the Fund is limited to 33 1/3% of the Fund's total assets or such lower limit as set by the Fund or its board.

Stripped securities Stripped securities are debt securities that have been transformed from a principal amount with periodic interest coupons into a series of zero coupon bonds, each with a different maturity date corresponding to one of the payment dates for interest coupon payments or the redemption date for the principal amount. Stripped securities are subject to all the risks applicable to zero coupon bonds as well as certain additional risks.

Like zero coupon bonds, stripped securities do not provide for periodic payments of interest prior to maturity. Rather they are offered at a discount from their face amount that will be paid at maturity. This results in the security being subject to greater fluctuations in response to changing interest rates than interest-paying securities of similar maturities. Federal income taxes generally accrue on stripped securities each year although no cash income is received until maturity, and the Fund may be required to sell portfolio securities that it would otherwise continue to hold in order to obtain sufficient cash to make distributions to shareholders required for U.S. tax purposes.

The riskiness of an investment in stripped securities depends on the type involved. Some stripped securities are backed by the full faith and credit of the U.S. government. Others receive an implied backing by the U.S. government as a sponsor or partner in the agency or entity issuing the stripped security. A few are secured with a guarantee from the financial institution or broker or dealer through which the stripped security is held. Others are supported only by the collateral, revenue stream or third party guarantee securing the underlying debt obligation from which zero coupon bonds were stripped. Stripped securities include: U.S. Treasury STRIPS, Stripped Government Securities, Stripped Obligations of the Financing Corporation (FICO STRIPS), Stripped Corporate Securities, and Stripped Eurodollar Obligations.

Stripped government securities are issued by the U.S. federal, state and local governments and their agencies and instrumentalities, and by "mixed-ownership government corporations." Stripped government securities vary widely in the terms, conditions and relative assurances of payment. The type of debt obligation from which the stripped government security was taken will indicate many of the risks associated with that investment. U.S. Treasury STRIPS and FICO Strips are types of stripped government securities.

U.S. Treasury STRIPS (Separate Trading of Registered Interest and Principal of Securities) are considered U.S. Treasury securities for purposes of the Fund's investment policies and are backed by the full faith and credit of the U.S. government. Their risks are similar to those of other U.S. government securities, although their price may be more volatile. The U.S. Treasury has facilitated transfers of ownership of zero coupon securities by accounting separately for the beneficial ownership of particular interest coupon and principal payments on Treasury securities through the Federal Reserve book-entry record-keeping system.

FICO STRIPS represent interests in securities issued by the Financing Corporation (FICO). FICO was established to enable recapitalization of the Federal Savings and Loan Insurance Corporation (FSLIC) in the 1980's. FICO STRIPS are not backed by the full faith and credit of the U.S. government but are generally treated as U.S. government agency securities. The market for FICO STRIPS is substantially smaller and, therefore, less liquid and more volatile than the market for U.S. Treasury STRIPS. A higher yield is typically offered on FICO STRIPS to compensate investors for the greater illiquidity and additional risk that the U.S. government will not meet obligations on the FICO STRIPS if FICO defaults.

U.S. government securities U.S. government securities include obligations of, or guaranteed by, the U.S. federal government, its agencies, instrumentalities or sponsored enterprises. Some U.S. government securities are supported by the full faith and credit of the U.S. government. These include U.S. Treasury obligations and securities issued by the Government National Mortgage Association (GNMA). A second category of U.S. government securities are those supported by the right of the agency, instrumentality or sponsored enterprise to borrow from the U.S. government to meet its obligations. These include securities issued by Federal Home Loan Banks.

A third category of U.S. government securities are those supported by only the credit of the issuing agency, instrumentality or sponsored enterprise. These include securities issued by the Federal National Mortgage Association (FNMA) and Federal Home Loan Mortgage Corporation (FHLMC). In the event of a default, an investor like the Fund would only have legal recourse to the issuer, not the U.S. government. Although the U.S. government has provided support for these securities in the past, there can be no assurance that it will do so in the future. The U.S. government has also made available additional guarantees for limited periods to stabilize or restore a market in the wake of an economic, political or natural crisis. Such guarantees, and the economic opportunities they present, are likely to be temporary and cannot be relied upon by the Fund. Any downgrade of the credit rating of the securities issued by the U.S. government may result in a downgrade of securities issued by its agencies or instrumentalities, including government-sponsored entities.

When-issued and delayed-delivery transactions When-issued and delayed delivery transactions are arrangements under which the Fund buys securities that have been authorized but not yet issued, with payment for and delivery of the security scheduled for a future time. To the extent the Fund engages in these transactions, it will do so only for the purpose of acquiring portfolio securities consistent with its investment goals and policies. Although the Fund will generally buy securities on a when-issued basis with the intention of holding the securities, the Fund may sell the securities before the settlement date if the investment manager believes it is advisable to do so.

Entering into a when-issued or delayed delivery transaction is a form of leverage and will result in associated risks for the Fund. To mitigate these risks, when the Fund enters into in this type of transaction, it will segregate assets.

The Fund also relies on the seller to complete the transaction. The seller's failure to do so may cause the Fund to miss a price or yield considered advantageous to the Fund. Securities purchased on a when-issued or delayed delivery basis do not generally earn interest until their scheduled delivery date. Purchases of securities on a when-issued or delayed delivery basis are also subject to the risk that the market value or the yield at delivery may be more or less than the market price or yield available when the transaction was entered into.

The following is a description of the general risks associated with the Fund's investing in debt securities:

Credit Debt securities are subject to the risk of an issuer's (or other party's) failure or inability to meet its obligations under the security. Multiple parties may have obligations under a debt security. An issuer or borrower may fail to pay principal and interest when due. A guarantor, insurer or credit support provider may fail to provide the agreed upon protection. A counterparty to a transaction may fail to perform its side of the bargain. An intermediary or agent interposed between the investor and other parties may fail to perform the terms of its service. Also, performance under a debt security may be linked to the obligations of other persons who may fail to meet their obligations. The credit risk associated with a debt security could increase to the extent that the Fund's ability to benefit fully from its investment in the security depends on the performance by multiple parties of their respective contractual or other obligations. The market value of a debt security is also affected by the market's perception of the creditworthiness of the issuer.

The Fund may incur substantial losses on debt securities that are inaccurately perceived to present a different amount of credit risk than they actually do by the market, the investment manager or the rating agencies. Credit risk is generally greater where less information is publicly available, where fewer covenants safeguard the investors' interests, where collateral may be impaired or inadequate, where little legal redress or regulatory protection is available, or where a party's ability to meet obligations is speculative. Additionally, any inaccuracy in the information used by the Fund to evaluate credit risk may affect the value of securities held by the Fund.

Obligations under debt securities held by the Fund may never be satisfied or, if satisfied, only satisfied in part.

Some securities are subject to risks as a result of a credit downgrade or default by a government, or its agencies or, instrumentalities. Credit risk is a greater concern for high-yield debt securities and debt securities of issuers whose ability to pay interest and principal may be considered speculative. Debt securities are typically classified as investment grade-quality (medium to highest credit quality) or below investment grade-quality (commonly referred to as high-yield or junk bonds). Many individual debt securities are rated by a third party source, such as Moody's or S&P to help describe the creditworthiness of the issuer.

Income The Fund is subject to income risk, which is the risk that the Fund's income will decline during periods of falling interest rates or when the Fund experiences defaults on debt securities it holds. The Fund's income declines when interest rates fall because, as the Fund's higher-yielding debt securities mature or are prepaid, the Fund must re-invest the proceeds in debt securities that have lower, prevailing interest rates. The amount and rate of distributions that the Fund's shareholders receive are affected by the income that the Fund receives from its portfolio holdings. If the income is reduced, distributions by the Fund to shareholders may be less.

Fluctuations in income paid to the Fund are generally greater for variable rate debt securities. The Fund will be deemed to receive taxable income on certain securities which pay no cash payments until maturity, such as zero-coupon securities. The Fund may be required to sell portfolio securities that it would otherwise continue to hold in order to obtain sufficient cash to make the distribution to shareholders required for U.S. tax purposes.

Interest rate The market value of debt securities generally varies in response to changes in prevailing interest rates. Interest rate changes can be sudden and unpredictable. In addition, short-term and long-term rates are not necessarily correlated to each other as short-term rates tend to be influenced by government monetary policy while long-term rates are market driven and may be influenced by macroeconomic events (such as economic expansion or contraction), inflation expectations, as well as supply and demand. During periods of declining interest rates, the market value of debt securities generally increases. Conversely, during periods of rising interest rates, the market value of debt securities generally declines. This occurs because new debt securities are likely to be issued with higher interest rates as interest rates increase, making the old or outstanding debt securities less attractive. In general, the market prices of long-term debt securities or securities that make little (or no) interest payments are more sensitive to interest rate fluctuations than shorter-term debt securities. The longer the Fund's average weighted portfolio maturity, the greater the impact a change in interest rates will have on its share price. Also, certain segments of the fixed income markets, such as high quality bonds, tend to be more sensitive to interest rate changes than other segments, such as lower-quality bonds.

Prepayment Debt securities, especially bonds that are subject to "calls," such as asset-backed or mortgage-backed securities, are subject to prepayment risk if their terms allow the payment of principal and other amounts due before their stated maturity. Amounts invested in a debt security that has been "called" or "prepaid" will be returned to an investor holding that security before expected by the investor. In such circumstances, the investor, such as a fund, may be required to re-invest the proceeds it receives from the called or prepaid security in a new security which, in periods of declining interest rates, will typically have a lower interest rate. Prepayment risk is especially prevalent in periods of declining interest rates and will result for other reasons, including unexpected developments in the markets for the underlying assets or mortgages. For example, a decline in mortgage interest rates typically initiates a period of mortgage refinancings. When homeowners refinance their mortgages, the investor in the underlying pool of mortgage-backed securities (such as a fund) receives its principal back sooner than expected, and must reinvest at lower, prevailing rates.

Securities subject to prepayment risk are often called during a declining interest rate environment and generally offer less potential for gains and greater price volatility than other income-bearing securities of comparable maturity.

Call risk is similar to prepayment risk and results from the ability of an issuer to call, or prepay, a debt security early. If interest rates decline enough, the debt security's issuer can save money by repaying its callable debt securities and issuing new debt securities at lower interest rates.

The following is a description of other risks associated with the Fund's investments:

Liquidity Liquidity risk exists when particular investments are or become difficult to purchase or sell at the price at which the Fund has valued the security, whether because of current market conditions, the financial condition of the issuer, or the specific type of investment. If the market for a particular security becomes illiquid (for example, due to changes in the issuer's financial condition), the Fund may be unable to sell such security at an advantageous time or price due to the difficulty in selling such securities. To the extent that the Fund and its affiliates hold a significant portion of an issuer's outstanding securities, the Fund may also be subject to greater liquidity risk than if the issuer's securities were more widely held. The Fund may also need to sell some of the Fund's more liquid securities when it otherwise would not do so in order to meet redemption requests, even if such sale of the liquid holdings would be disadvantageous from an investment standpoint. Reduced liquidity may also have an adverse impact on a security's market value and the sale of such securities often results in higher brokerage charges or dealer discounts and other selling expenses. Reduced liquidity in the secondary market for certain securities will also make it more difficult for the Fund to obtain market quotations based on actual trades for purposes of valuing the Fund's portfolio and thus pricing may be prone to error when market quotations are volatile, infrequent and/or subject to large spreads between bid and ask prices.

The market for certain equity or debt securities may become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer. For example, dealer capacity in certain fixed income markets appears to have undergone fundamental changes since the financial crisis of 2008, which may result in low dealer inventories and a reduction in dealer market-making capacity. An increase in interest rates due to the potential tapering of the Federal Reserve Board’s quantitative easing program and other similar central bank actions, coupled with a reduction in dealer market-making capacity, may decrease liquidity and increase volatility in the fixed income markets. Liquidity risk generally increases (meaning that securities become more illiquid) as the number, or relative need, of investors seeking to liquidate in a given market increases; for example, when an asset class or classes fall out of favor and investors sell their holdings in such classes, either directly or indirectly through investment funds, such as mutual funds.

Management The investment manager's judgments about markets, interest rates or the attractiveness, relative values or potential appreciation of particular investment strategies or sectors or securities purchased for the Fund's portfolio may prove to be incorrect, all of which could cause the Fund to perform less favorably and may result in a decline in the Fund's share price.

The investment manager selects investments for the Fund based in part on information and data that the issuers of such securities file with various government agencies or make directly available to the investment manager or that the investment manager obtains from other sources. The investment manager is not in a position to confirm the completeness, genuineness or accuracy of such information and data, and in some cases, complete and accurate information is not readily available. It is also possible that information on which the investment manager relies could be wrong or misleading. Additionally, legislative, regulatory, or tax developments may affect the investment techniques available to the investment manager in connection with managing the Fund and may also adversely affect the ability of the Fund to achieve its investment goal. Management risk is greater when less qualitative information is available to the investment manager about an investment.

Policies and Procedures Regarding the Release of Portfolio Holdings

The Fund's overall policy with respect to the release of portfolio holdings is to release such information consistent with applicable legal requirements and the fiduciary duties owed to shareholders. Subject to the limited exceptions described below, the Fund will not make available to anyone non-public information with respect to its portfolio holdings, until such time as the information is made available to all shareholders or the general public.

For purposes of this policy, portfolio holdings information does not include aggregate, composite or descriptive information that does not present risks of dilution, arbitrage, market timing, insider trading or other inappropriate trading for the Fund. Information excluded from the definition of portfolio holdings information generally includes, without limitation: (1) descriptions of allocations among asset classes, regions, countries or industries/sectors; (2) aggregated data such as average or median ratios, market capitalization, credit quality or duration; (3) performance attributions by industry, sector or country; or (4) aggregated risk statistics. Such information, if made available to anyone, will be made available to any person upon request, but, because such information is generally not material to investors, it may or may not be posted on the Fund's website. In addition, other information may also be deemed to not be portfolio holdings information if, in the reasonable belief of the Fund's Chief Compliance Officer (or his/her designee), the release of such information would not present risks of dilution, arbitrage, market timing, insider trading or other inappropriate trading for the Fund.

Information concerning the Fund's portfolio holdings as well as its dollar-weighted average portfolio maturity as of the last business day of the preceding month will be posted on its website no later than five business days after the end of the month and remain posted on the website for six months thereafter. In addition, the Fund files monthly with the SEC portfolio holdings and other information about the Fund and its portfolio as of the last business day of the preceding month within five business days of the end of each month. This information will be made public 60 days following month-end.

In addition, a complete list of the Fund's portfolio holdings is generally released no sooner than 20 calendar days after the end of each calendar quarter. Commentaries and other materials that may reference specific holdings information of the Fund as of the most recent calendar quarter end are also subject to the same 20-day lag requirement. Other descriptive information, such as the Fund's top 10 holdings, may be released monthly, no sooner than five days after the end of each month. Released portfolio holdings information can be viewed at franklintempleton.com.

To the extent that this policy would permit the release of portfolio holdings information regarding a particular portfolio holding for the Fund that is the subject of ongoing purchase or sale orders/programs, or if the release of such portfolio holdings information would otherwise be sensitive or inappropriate, the portfolio manager for the Fund may request that the release of such information be withheld.

Exceptions to the portfolio holdings release policy will be made only when: (1) the Fund has a legitimate business purpose for releasing portfolio holdings information in advance of release to all shareholders or the general public; (2) the recipient is subject to a duty of confidentiality pursuant to a signed non-disclosure agreement; and (3) the release of such information would not otherwise violate the antifraud provisions of the federal securities laws or fiduciary duties owed to Fund shareholders. The determination of whether to grant an exception, which includes the determination of whether the Fund has a legitimate business purpose for releasing portfolio holdings information in advance of release to all shareholders or the general public shall be made by the Fund's Chief Compliance Officer or his/her designee, following a request submitted in writing.

The eligible third parties to whom portfolio holdings information may be released in advance of general release fall into the following categories: data consolidators (including rating agencies), fund rating/ranking services and other data providers, service providers to the Fund, and municipal securities brokers using the Investor Tools product which brings together buyers and sellers of municipal securities in the normal operation of the municipal securities markets. In addition, should the Fund process a shareholder's redemption request in-kind, the Fund may, under certain circumstances, provide portfolio holdings information to such shareholder to the extent necessary to allow the shareholder to prepare for receipt of such portfolio securities.

The specific entities to whom the Fund may provide portfolio holdings in advance of their release to the general public are:

  Bloomberg, Capital Access, CDA (Thomson Reuters), FactSet, Fidelity Advisors, Standard & Poor's, Vestek, and Fidelity Trust Company, all of whom may receive portfolio holdings information 15 days after the quarter end.

  Service providers to the Fund that receive portfolio holdings information from time to time in advance of general release in the course of performing, or to enable them to perform, services for the Fund, including: Custodian Bank: The Bank of New York Mellon; Independent Registered Public Accounting Firm: PricewaterhouseCoopers LLP; Outside Fund Legal Counsel: Stradley Ronon Stevens & Young, LLP; Independent Directors'/Trustees' Counsel: Schiff Hardin, LLP; Proxy Voting Services: Glass, Lewis & Co., LLC and Institutional Shareholder Services, Inc.; Brokerage Analytical Services: Sanford Bernstein, Brown Brothers Harriman, Royal Bank of Canada Capital Markets, JP Morgan Securities Inc.; Financial Printers: RR Donnelley & Sons Company or GCOM Solutions, Inc.

In all cases, eligible third parties are required to execute a non-disclosure agreement. Non-disclosure agreements include the following provisions:

  The recipient agrees to keep confidential, and to limit the dissemination of, any portfolio holdings information received.

  The recipient agrees not to trade on the non-public information received, including some or all of the following: (1) agreeing not to purchase or sell any portfolio securities based on any information received; (2) agreeing not to trade against any U.S. registered Franklin or Templeton fund, including the Fund; (3) agreeing not to knowingly engage in any trading practices that are adverse to any such fund; and (4) agreeing not to trade in shares of any such fund.

  The recipient agrees to refresh its representation as to confidentiality and abstention from trading upon request from Franklin Templeton.

In no case does the Fund receive any compensation in connection with the arrangements to release portfolio holdings information to any of the above-described recipients of the information.

Several investment managers within Franklin Templeton Investments (F-T Managers) serve as investment managers to offshore funds that are registered or otherwise authorized for sale with foreign regulatory authorities. The release of portfolio holdings information for such offshore funds is excluded from the Fund's portfolio holdings release policy if such information is given to offshore banks, broker-dealers, insurance companies, registered investment managers and other financial institutions (offshore investment managers) with discretionary authority to select offshore funds on behalf of their clients. Because such offshore funds may from time to time invest in securities substantially similar to those of the Fund, there is the risk that such portfolio holdings information may be used to trade inappropriately against the Fund. To mitigate such risks, such information may only be disclosed for portfolio analytics, such as risk analysis/asset allocation, and the offshore investment manager will be required to execute a non-disclosure agreement, whereby such offshore investment manager: (1) agrees to maintain such information as confidential, including limiting the dissemination of such information, (2) is prohibited from trading on the information received, including (a) purchasing or selling any portfolio securities based on any information received; (b) trading against any U.S. registered Franklin or Templeton fund, including the Fund; (c) knowingly engaging in any trading practices that are adverse to any such fund; and (d) trading in shares of any such fund that is substantially similar to the offshore fund, and (3) agrees to refresh its representation as to confidentiality and abstention from trading upon request from Franklin Templeton. In addition, an offshore fund may release information regarding the top contributors and detractors to such fund’s portfolio performance monthly to those recipients who have executed a non-disclosure agreement containing the provisions described above, or who have confirmed electronically its agreement to such provisions. Country-specific offshore funds that are not, in the aggregate, substantially similar to the holdings of a U.S. registered Franklin or Templeton fund, are not subject to the restrictions imposed by the policy.

Certain F-T Managers serve as investment advisers to privately placed funds that are exempt from registration, including Canadian institutional pooled funds and commingled trusts maintained by a Franklin Templeton trust company. In certain circumstances, such unregistered private funds may have portfolio holdings that are not, in the aggregate, substantially similar to the holdings of a U.S. registered fund, as determined by the Chief Compliance Officer or his/her designee. Under such circumstances the release of portfolio holdings information to a client or potential client of the unregistered private fund may be permissible. In circumstances where an unregistered private fund invests in portfolio securities that, in the aggregate, are substantially similar to the holdings of a U.S. registered fund, such private funds are subject to the restrictions imposed by the policy, except that the release of holdings information to a current investor in the private fund is permissible conditioned upon such investor's execution of a non-disclosure agreement to mitigate the risk that portfolio holdings information may be used to trade inappropriately against a fund. Such non-disclosure agreement must provide that the investor: (1) agrees to maintain such information as confidential, including limiting the dissemination of such information (except that the investor may be permitted to disseminate such information to an agent as necessary to allow the performance of portfolio analytics with respect to the investor's investment in the private fund), and (2) is prohibited from trading on the information received, including (a) trading against any U.S. registered Franklin or Templeton fund, including the Fund; (b) knowingly engaging in any trading practices that are adverse to any such fund; and (c) trading in shares of any U.S. registered Franklin or Templeton fund that is managed in a style substantially similar to that of the private fund.

Some F-T Managers serve as sub-advisers to other mutual funds not within the Franklin Templeton Investments fund complex ("other funds"), which may be managed in a style substantially similar to that of a U.S. registered Franklin or Templeton fund. Such other funds are not subject to the Fund's portfolio holdings release policy. The sponsors of such funds may disclose the portfolio holdings of such funds at different times than the Fund discloses its portfolio holdings.

In addition, some F-T Managers also serve as investment managers to separate accounts, which are subject to the Fund's policy with respect to the release of the separate account's holdings to consultants and potential clients. Separate accounts that are not, in the aggregate, substantially similar to the holdings of a U.S. registered Franklin or Templeton fund, however, are not subject to the restrictions imposed by the policy.

The Fund's portfolio holdings release policy and all subsequent amendments have been reviewed and approved by the Fund's board, and any other material amendments shall also be reviewed and approved by the board. The investment manager's compliance staff conducts periodic reviews of compliance with the policy and provides at least annually a report to the board regarding the operation of the policy and any material changes recommended as a result of such review. The investment manager's compliance staff also will supply the board yearly with a list of exceptions granted to the policy, along with an explanation of the legitimate business purpose of the Fund that is served as a result of the exception.

Item 17. Management of the Fund

(a) Management Information

Independent Board Members

Name, Year of Birth and Address	Position	Length of Time Served	Number of Portfolios in Fund Complex Overseen by Board Member[1]	Other Directorships Held During at Least the Past 5 Years
Harris J. Ashton (1932) One Franklin Parkway San Mateo, CA 94403-1906	Trustee	Since 1992	138	Bar-S Foods (meat packing company) (1981-2010).
Principal Occupation During at Least the Past 5 Years:
Director of various companies; and formerly, Director, RBC Holdings, Inc. (bank holding company) (until 2002); and President, Chief Executive Officer and Chairman of the Board, General Host Corporation (nursery and craft centers) (until 1998).

Mary C. Choksi (1950) One Franklin Parkway San Mateo, CA 94403-1906	Trustee	Since October 2014	112	Avis Budget Group Inc. (car rental), Omnicom Group Inc. (advertising and marketing communications services), H.J. Heinz Company (processed foods and allied products) (1998-2006)
Principal Occupation During at Least the Past 5 Years:
Founding Partner and Senior Managing Director, Strategic Investment Group (investment management group) (1987–present); director of various companies; and formerly, Founding Partner and Managing Director, Emerging Markets Management LLC (investment management firm) (1987-2011); and Loan Officer/ Senior Loan Officer/Senior Pension Investment Officer, World Bank Group (international financial institution) (1977-1987).

Sam Ginn (1937) One Franklin Parkway San Mateo, CA 94403-1906	Trustee	Since 2007	112	ICO Global Communications (Holdings) Limited (satellite company) (2006-2010), Chevron Corporation (global energy company) (1989-2009), Hewlett-Packard Company (technology company) (1996-2002), Safeway, Inc. (grocery retailer) (1991-1998) and TransAmerica Corporation (insurance company) (1989-1999).
Principal Occupation During at Least the Past 5 Years:
Private investor; Chairman, First Responder Network Authority (FirstNet) (interoperable wireless broadband network) (2012-present); and formerly, Chairman of the Board, Vodafone AirTouch, PLC (wireless company) (1999-2000); Chairman of the Board and Chief Executive Officer, AirTouch Communications (cellular communications) (1993-1998) and Pacific Telesis Group (telephone holding company) (1988-1994).

Edith E. Holiday (1952) One Franklin Parkway San Mateo, CA 94403-1906	Trustee	Since 2005	138	Hess Corporation (exploration and refining of oil and gas), H.J. Heinz Company (processed foods and allied products) (1994-2013), RTI International Metals, Inc. (manufacture and distribution of titanium), Canadian National Railway (railroad) and White Mountains Insurance Group, Ltd. (holding company).
Principal Occupation During at Least the Past 5 Years:
Director or Trustee of various companies and trusts; and formerly, Assistant to the President of the United States and Secretary of the Cabinet (1990-1993); General Counsel to the United States Treasury Department (1989-1990); and Counselor to the Secretary and Assistant Secretary for Public Affairs and Public Liaison-United States Treasury Department (1988-1989).

J. Michael Luttig (1954) One Franklin Parkway San Mateo, CA 94403-1906	Trustee	Since 2009	138	Boeing Capital Corporation (aircraft financing) (2006-2013).
Principal Occupation During at Least the Past 5 Years:
Executive Vice President, General Counsel and member of the Executive Council, The Boeing Company (aerospace company); and formerly, Federal Appeals Court Judge, U.S. Court of Appeals for the Fourth Circuit (1991-2006).

Frank A. Olson (1932) One Franklin Parkway San Mateo, CA 94403-1906	Trustee	Since 2007	138	Hess Corporation (exploration and refining of oil and gas) (1998-2013).
Principal Occupation During at Least the Past 5 Years:
Director of various companies; and formerly, Chairman of the Board, The Hertz Corporation (car rental) (1980-2000) and Chief Executive Officer (1977-1999); and Chairman of the Board, President and Chief Executive Officer, UAL Corporation (airlines) (June-December 1987).

Larry D. Thompson (1945) One Franklin Parkway San Mateo, CA 94403-1906	Trustee	Since 2007	138	Cbeyond, Inc. (business communications provider) (2010-2012), The Southern Company (energy company) (2010-2012) and Graham Holdings Company (formerly, The Washington Post Company) (education and media organization).
Principal Occupation During at Least the Past 5 Years:
Executive Vice President - Government Affairs, General Counsel and Corporate Secretary, PepsiCo, Inc. (consumer products) (2012-present); and formerly, John A. Sibley Professor of Corporate and Business Law, University of Georgia School of Law (2011-2012); Senior Vice President - Government Affairs, General Counsel and Secretary, PepsiCo, Inc. (2004-2011); Senior Fellow of The Brookings Institution (2003-2004); Visiting Professor, University of Georgia School of Law (2004); and Deputy Attorney General, U.S. Department of Justice (2001-2003).

John B. Wilson (1959) One Franklin Parkway San Mateo, CA 94403-1906	Lead Independent Trustee	Trustee since 2007 and Lead Independent Trustee since 2008	112
Principal Occupation During at Least the Past 5 Years:
President, Staples Europe (office supplies) (2012-present); President and Founder, Hyannis Port Capital, Inc. (real estate and private equity investing); serves on private and non-profit boards; and formerly, Chief Operating Officer and Executive Vice President, Gap, Inc. (retail) (1996-2000); Chief Financial Officer and Executive Vice President – Finance and Strategy, Staples, Inc. (1992-1996); Senior Vice President – Corporate Planning, Northwest Airlines, Inc. (airlines) (1990-1992); and Vice President and Partner, Bain & Company (consulting firm) (1986-1990).

Interested Board Members and Officers

Name, Year of Birth and Address	Position	Length of Time Served	Number of Portfolios in Fund Complex Overseen by Board Member[1]	Other Directorships Held During at Least the Past 5 Years
Gregory E. Johnson[2] (1961) One Franklin Parkway San Mateo, CA 94403-1906	Trustee	Since 2007	148
Principal Occupation During at Least the Past 5 Years:
Chairman of the Board, Member - Office of the Chairman, Director, President and Chief Executive Officer, Franklin Resources, Inc.; officer and/or director or trustee, as the case may be, of some of the other subsidiaries of Franklin Resources, Inc. and of 44 of the investment companies in Franklin Templeton Investments; and Chairman, Investment Company Institute.

Rupert H. Johnson, Jr.[3] (1940) One Franklin Parkway San Mateo, CA 94403-1906	Chairman of the Board and Trustee	Since 2013	138	None
Principal Occupation During at Least the Past 5 Years:
Vice Chairman, Member - Office of the Chairman and Director, Franklin Resources, Inc.; Director, Franklin Advisers, Inc.; Senior Vice President, Franklin Advisory Services, LLC; and officer and/or director or trustee, as the case may be, of some of the other subsidiaries of Franklin Resources, Inc. and of 41 of the investment companies in Franklin Templeton Investments.

Alison E. Baur (1964) One Franklin Parkway San Mateo, CA 94403-1906	Vice President	Since 2012	Not Applicable	Not Applicable
Principal Occupation During at Least the Past 5 Years:
Deputy General Counsel, Franklin Templeton Investments; and officer of some of the other subsidiaries of Franklin Resources, Inc. and of 46 of the investment companies in Franklin Templeton Investments.

Laura F. Fergerson (1962) One Franklin Parkway San Mateo, CA 94403-1906	Chief Executive Officer - Finance and Administration	Since 2009	Not Applicable	Not Applicable
Principal Occupation During at Least the Past 5 Years: Senior Vice President, Franklin Templeton Services, LLC; and officer of 46 of the investment companies in Franklin Templeton Investments.
Gaston Gardey (1967) One Franklin Parkway San Mateo, CA 94403-1906	Treasurer, Chief Financial Officer and Chief Accounting Officer	Since 2009	Not Applicable	Not Applicable
Principal Occupation During at Least the Past 5 Years: Director, Fund Accounting, Franklin Templeton Investments; and officer of 27 of the investment companies in Franklin Templeton Investments.
Aliya S. Gordon (1973) One Franklin Parkway San Mateo, CA 94403-1906	Vice President	Since 2009	Not Applicable	Not Applicable
Principal Occupation During at Least the Past 5 Years:
Senior Associate General Counsel, Franklin Templeton Investments; officer of 46 of the investment companies in Franklin Templeton Investments; and formerly, Litigation Associate, Steefel, Levitt & Weiss, LLP (2000-2004).

Steven J. Gray (1955) One Franklin Parkway San Mateo, CA 94403-1906	Vice President	Since 2009	Not Applicable	Not Applicable
Principal Occupation During at Least the Past 5 Years:
Senior Associate General Counsel, Franklin Templeton Investments; Vice President, Franklin Templeton Distributors, Inc. and Franklin Alternative Strategies Advisers, LLC; and officer of 46 of the investment companies in Franklin Templeton Investments.

Selena L. Holmes (1965) 100 Fountain Parkway St. Petersburg, FL 33716-1205	Vice President - AML Compliance	Since 2012	Not Applicable	Not Applicable
Principal Occupation During at Least the Past 5 Years:
Director, Global Compliance Monitoring; Chief Compliance Officer, Franklin Alternative Strategies Advisers, LLC; Vice President, Franklin Templeton Companies, LLC; and officer of 46 of the investment companies in Franklin Templeton Investments.

Christopher J. Molumphy (1962) One Franklin Parkway San Mateo, CA 94403-1906	President and Chief Executive Officer - Investment Management	Since 2010	Not Applicable	Not Applicable
Principal Occupation During at Least the Past 5 Years:
Director and Executive Vice President, Franklin Advisers, Inc.; Executive Vice President, Franklin Templeton Institutional, LLC; and officer of some of the other subsidiaries of Franklin Resources, Inc. and of 22 of the investment companies in Franklin Templeton Investments.

Kimberly H. Novotny (1972) 300 S.E. 2nd Street Fort Lauderdale, FL 33301-1923	Vice President	Since 2013	Not Applicable	Not Applicable
Principal Occupation During at Least the Past 5 Years:
Associate General Counsel, Franklin Templeton Investments; Vice President and Secretary, Fiduciary Trust International of the South; Vice President, Templeton Investment Counsel, LLC; Assistant Secretary, Franklin Resources, Inc.; and officer of 46 of the investment companies in Franklin Templeton Investments.

Robert C. Rosselot (1960) 300 S.E. 2nd Street Fort Lauderdale, FL 33301-1923	Chief Compliance Officer	Since 2013	Not Applicable	Not Applicable
Principal Occupation During at Least the Past 5 Years:
Director, Global Compliance, Franklin Templeton Investments; Vice President, Franklin Templeton Companies, LLC; officer of 46 of the investment companies in Franklin Templeton Investments; and formerly, Senior Associate General Counsel, Franklin Templeton Investments (2007-2013); and Secretary and Vice President, Templeton Group of Funds (2004-2013).

Karen L. Skidmore (1952) One Franklin Parkway San Mateo, CA 94403-1906	Vice President and Secretary	Since 2006	Not Applicable	Not Applicable
Principal Occupation During at Least the Past 5 Years:
Senior Associate General Counsel, Franklin Templeton Investments; and officer of 46 of the investment companies in Franklin Templeton Investments.

Craig S. Tyle (1960) One Franklin Parkway San Mateo, CA 94403-1906	Vice President	Since 2005	Not Applicable	Not Applicable
Principal Occupation During at Least the Past 5 Years:
General Counsel and Executive Vice President, Franklin Resources, Inc.; and officer of some of the other subsidiaries of Franklin Resources, Inc. and of 46 of the investment companies in Franklin Templeton Investments.

Lori A. Weber (1964) 300 S.E. 2nd Street Fort Lauderdale, FL 33301-1923	Vice President	Since 2011	Not Applicable	Not Applicable
Principal Occupation During at Least the Past 5 Years:
Senior Associate General Counsel, Franklin Templeton Investments; Assistant Secretary, Franklin Resources, Inc.; Vice President and Secretary, Templeton Investment Counsel, LLC; Vice President, Fiduciary Trust International of the South; and officer of 46 of the investment companies in Franklin Templeton Investments.

1. We base the number of portfolios on each separate series of the U.S. registered investment companies within the Franklin Templeton Investments fund complex. These portfolios have a common investment manager or affiliated investment managers.

2. Gregory E. Johnson is considered to be an interested person of the Fund under the federal securities laws due to his position as an officer and director of Franklin Resources, Inc. (Resources), which is the parent company of the Fund's investment manager and distributor.

3. Rupert H. Johnson, Jr. is considered to be an interested person of the Fund under the federal securities laws due to his position as an officer and director and a major shareholder of Resources, which is the parent company of the Fund's investment manager and distributor.

Note 1: Rupert H. Johnson, Jr. is the uncle of Gregory E. Johnson.

Note 2: Officer information is current as of the date of this report. It is possible that after this date, information about officers may change.

(b) Leadership Structure and Board of Trustees

The Trust has a board of trustees. Each trustee will serve until that person resigns and/or a successor is elected and qualified. The board is responsible for the overall management of the Trust, including general supervision and review of the Fund's investment activities. The board, in turn, elects the officers of the Trust who are responsible for administering the Trust's day-to-day operations.

Board role in risk oversight

The board, as a whole, considers risk management issues as part of its general oversight responsibilities throughout the year at regular board meetings, through regular reports that have been developed by management, in consultation with the board and its counsel. These reports address certain investment, valuation and compliance matters. The board also may receive special written reports or presentations on a variety of risk issues, either upon the board’s request or upon the investment manager’s initiative. In addition, the Audit Committee of the board meets regularly with the investment manager’s internal audit group to review reports on their examinations of functions and processes within Franklin Templeton Investments that affect the Fund.

With respect to investment risk, the board receives regular written reports describing and analyzing the investment performance of the Fund. In addition, the portfolio managers of the Fund meet regularly with the boards to discuss portfolio performance, including investment risk. To the extent that the Fund changes a particular investment strategy that could have a material impact on the Fund’s risk profile, the board generally is consulted with respect to such change. To the extent that the Fund invests in certain complex securities, including derivatives, the board receives periodic reports containing information about exposure of the Fund to such instruments. In addition, the investment manager’s investment risk personnel meet regularly with the board to discuss a variety of issues, including the impact on the Fund of the investment in particular securities or instruments, such as derivatives and commodities.

With respect to valuation, the Fund’s administrator provides regular written reports to the board that enable the board to monitor the number of fair valued securities in a particular portfolio, the reasons for the fair valuation and the methodology used to arrive at the fair value. Such reports also include information concerning illiquid securities within the Fund’s portfolio. The board also reviews dispositional analysis information on the sale of securities that require special valuation considerations such as illiquid or fair valued securities. In addition, the Fund’s Audit Committee reviews valuation procedures and results with the Fund’s auditors in connection with such Committee’s review of the results of the audit of the Fund’s year-end financial statements.

With respect to compliance risks, the board receives regular compliance reports prepared by the investment manager’s compliance group and meets regularly with the Fund’s Chief Compliance Officer (CCO) to discuss compliance issues, including compliance risks. As required under SEC rules, the independent board members meet regularly in executive session with the CCO, and the Fund’s CCO prepares and presents an annual written compliance report to the board. The Fund’s board adopts compliance policies and procedures for the Fund and approves such procedures for the Fund’s service providers. The compliance policies and procedures are specifically designed to detect and prevent violations of the federal securities laws.

The investment manager periodically provides an enterprise risk management presentation to the board to describe the way in which risk is managed on a complex-wide level. Such presentation covers such areas as investment risk, reputational risk, personnel risk, and business continuity risk.

Board structure

Seventy-five percent or more of board members consist of independent board members who are not deemed to be “interested persons” by reason of their relationship with the Fund’s management or otherwise as provided under the 1940 Act. While the Chairman of the Board is an interested person, the board is also served by a lead independent board member. The lead independent board member, together with independent counsel, reviews proposed agendas for board meetings and generally acts as a liaison with management with respect to questions and issues raised by the independent board members. The lead independent board member also presides at separate meetings of independent board members held in advance of each scheduled board meeting where various matters, including those being considered at such board meeting are discussed. It is believed such structure and activities assure that proper consideration is given at board meetings to matters deemed important to the Fund and its shareholders.

Trustee qualifications

Information on the Fund’s officers and board members appears above including information on the business activities of board members during the past five years and beyond. In addition to personal qualities, such as integrity, the role of an effective Fund board member inherently requires the ability to comprehend, discuss and critically analyze materials and issues presented in exercising judgments and reaching informed conclusions relevant to his or her duties and fiduciary obligations. The board believes that the specific background of each board member evidences such ability and is appropriate to his or her serving on the Fund’s board. As indicated, Harris J. Ashton, Frank A. Olson and Sam Ginn have each served as chief executive officers of New York Stock Exchange listed public corporations; Larry D. Thompson and Edith E. Holiday have legal backgrounds, including high level legal positions with departments of the U.S. government; John B. Wilson has served as chief operating officer of a New York Stock Exchange listed public corporation, as well as chief financial officer of a NASDAQ listed public corporation; J. Michael Luttig has fifteen years of judicial experience as a Federal Appeals Court Judge; Mary C. Choksi has an extensive background in asset management, including founding an investment management firm; and Gregory E. Johnson and Rupert H. Johnson, Jr. are both high ranking executive officers of Franklin Templeton Investments.

Board committees

The board maintains two standing committees: the Audit Committee and the Nominating Committee. The Audit Committee is generally responsible for recommending the selection of the Trust's independent registered public accounting firm (auditors), including evaluating their independence and meeting with such auditors to consider and review matters relating to the Trust's financial reports and internal controls. The Audit Committee is comprised of the following independent trustees of the Trust: Mary C. Choksi, Edith E. Holiday, J. Michael Luttig, Larry D. Thompson and John B. Wilson. The Nominating Committee is comprised of the following independent trustees of the Trust: Harris J. Ashton, Mary C. Choksi, Sam Ginn, Edith E. Holiday, J. Michael Luttig, Frank A. Olson, Larry D. Thompson and John B. Wilson.

The Nominating Committee is responsible for selecting candidates to serve as board members and recommending such candidates (a) for selection and nomination as independent board members by the incumbent independent board member and the full board; and (b) for selection and nomination as interested board members by the full board.

When the board has or expects to have a vacancy, the Nominating Committee receives and reviews information on individuals qualified to be recommended to the full board as nominees for election as board members, including any recommendations by "Qualifying Fund Shareholders" (as defined below). To date, the Nominating Committee has been able to identify, and expects to continue to be able to identify, from its own resources an ample number of qualified candidates. The Nominating Committee, however, will review recommendations from Qualifying Fund Shareholders to fill vacancies on the board if these recommendations are submitted in writing and addressed to the Nominating Committee at the Trust's offices at One Franklin Parkway, San Mateo, CA 94403-1906 and are presented with appropriate background material concerning the candidate that demonstrates his or her ability to serve as a board member, including as an independent board member, of the Trust. A Qualifying Fund Shareholder is a shareholder who (i) has continuously owned of record, or beneficially through a financial intermediary, shares of the Fund having a net asset value of not less than two hundred and fifty thousand dollars ($250,000) during the 24-month period prior to submitting the recommendation; and (ii) provides a written notice to the Nominating Committee containing the following information: (a) the name and address of the Qualifying Fund Shareholder making the recommendation; (b) the number of shares of the Fund which are owned of record and beneficially by such Qualifying Fund Shareholder and the length of time that such shares have been so owned by the Qualifying Fund Shareholder; (c) a description of all arrangements and understandings between such Qualifying Fund Shareholder and any other person or persons (naming such person or persons) pursuant to which the recommendation is being made; (d) the name, age, date of birth, business address and residence address of the person or persons being recommended; (e) such other information regarding each person recommended by such Qualifying Fund Shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated by the board; (f) whether the shareholder making the recommendation believes the person recommended would or would not be an "interested person" of the Trust, as defined in the 1940 Act; and (g) the written consent of each person recommended to serve as a board member of the Trust if so nominated and elected/appointed.

The Nominating Committee may amend these procedures from time to time, including the procedures relating to the evaluation of nominees and the process for submitting recommendations to the Nominating Committee.

During the fiscal year ended June 30, 2014, the Audit Committee met three times, the Nominating Committee met twice.

Ownership of Shares of Funds in Franklin Templeton Investments

Board members historically have followed a policy of having substantial investments in one or more of the Franklin Templeton funds, as is consistent with their individual financial goals. In February 1998, this policy was formalized through the adoption of a requirement that each board member invest one-third of fees received for serving as a director or trustee of a Templeton fund in shares of one or more Templeton funds (excluding committee fees) and one-third of fees received for serving as a director or trustee of a Franklin fund (excluding committee fees) in shares of one or more Franklin funds until the value of such investments equals or exceeds five times the annual retainer and regular board meeting fees paid to such board member. Investments in the name of family members or entities controlled by a board member constitute fund holdings of such board member for purposes of this policy, and a three year phase-in period applies to such investment requirements for newly elected board members. In implementing such policy, a board member's fund holdings existing on February 27, 1998, are valued as of such date with subsequent investments valued at cost.

The following tables provide the dollar range of equity securities beneficially owned by the board members of the Trust on December 31, 2013.

Independent Board Members

Name of Board Member	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Funds Overseen by the Board Member in the Franklin Templeton Fund Complex
Harris J. Ashton	None	Over $100,000
Mary C. Choksi	N/A	N/A
Sam Ginn	None	Over $100,000
Edith E. Holiday	None	Over $100,000
J. Michael Luttig	None	Over $100,000
Frank A. Olson	None	Over $100,000
Larry D. Thompson	None	Over $100,000
John B. Wilson	None	Over $100,000

Interested Board Members

Name of Board Member	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Funds Overseen by the Board Member in the Franklin Templeton Fund Complex
Gregory E. Johnson	None	Over $100,000
Rupert H. Johnson, Jr.	None	Over $100,000

(c) Compensation

The Trust currently does not pay fees to independent board members. Independent board members also may serve as directors or trustees of other funds in Franklin Templeton Investments and may receive fees from these funds for their services. The following table provides the total fees paid to independent board members by Franklin Templeton Investments.

Name	Total Fees Received from Franklin Templeton Investments ($)[1]	Number of Boards in Franklin Templeton Investments on which Each Serves[2]
Harris J. Ashton	493,000	41
Mary C. Choksi	N/A	27
Sam Ginn	305,000	27
Edith E. Holiday	537,000	41
J. Michael Luttig	514,000	41
Frank A. Olson	514,000	41
Larry D. Thompson	575,000	41
John B. Wilson	401,000	27

1. For the calendar year ended December 31, 2013.

2. We base the number of boards on the number of U.S. registered investment companies in Franklin Templeton Investments. This number does not include the total number of series or portfolios within each investment company for which the board members are responsible.

Independent board members are reimbursed for expenses incurred in connection with attending board meetings and are paid pro rata by each fund in Franklin Templeton Investments for which they serve as director or trustee. No officer or board member received any other compensation, including pension or retirement benefits, directly or indirectly from the Fund or other funds in Franklin Templeton Investments. Certain officers or board members who are shareholders of Franklin Resources, Inc. (Resources) may be deemed to receive indirect remuneration by virtue of their participation, if any, in the fees paid to its subsidiaries.

(d) Sales Loads

Not applicable

(e) Codes of Ethics

The Fund and its investment manager have each adopted a code of ethics, as required by federal securities laws. Under the code of ethics, employees who are designated as access persons may engage in personal securities transactions, including transactions involving securities that are being considered for the Fund or that are currently held by the Fund, subject to certain general restrictions and procedures. The personal securities transactions of access persons of the Fund and its investment manager will be governed by the code of ethics. The code of ethics is on file with, and available from, the SEC.

(f) Proxy Voting Policies and Procedures

Not applicable

Item 18. Control Persons and Principal Holders of Securities

(a) Control Persons

As of October 1, 2014, the following shareholders owned more than 25% of the Fund's shares that were issued and outstanding:

Name and Address	Percentage (%)
IFT Money Market Portfolio 10600 White Rock Road Ranch Cordova, CA 95670-6032	90.84
Franklin Money Fund 3344 Quality Drive Ranch Cordova, CA 95670-7313	8.06

(b) Principal Holders

Except for the companies referred to above, to the best knowledge of the Fund, no other person holds beneficially or of record more than 5% of the outstanding shares of the Fund.

(c) Management Ownership

As of October 1, 2014, the officers and Board members, as a group, owned of record and beneficially less than 1% of the outstanding shares of the Fund. The Board members may own shares in other funds in Franklin Templeton Investments.

Item 19. Investment Advisory and Other Services

(a) Investment Advisers

Investment manager and services provided

The Fund's investment manager is Franklin Advisers, Inc. The investment manager is a wholly owned subsidiary of Resources, a publicly owned company engaged in the financial services industry through its subsidiaries. Charles B. Johnson (former Chairman and Director of Resources) and Rupert H. Johnson, Jr. are the principal shareholders of Resources.

The investment manager provides investment research and portfolio management services, and selects the securities for the Fund to buy, hold or sell. The investment manager also selects the brokers who execute the Fund's portfolio transactions. The investment manager provides periodic reports to the board, which reviews and supervises the investment manager's investment activities. To protect the Fund, the investment manager and its officers, directors and employees are covered by fidelity insurance.

The investment manager and its affiliates manage numerous other investment companies and accounts. The investment manager may give advice and take action with respect to any of the other funds it manages, or for its own account, that may differ from action taken by the investment manager on behalf of the Fund. Similarly, with respect to the Fund, the investment manager is not obligated to recommend, buy or sell, or to refrain from recommending, buying or selling any security that the investment manager and access persons, as defined by applicable federal securities laws, may buy or sell for its or their own account or for the accounts of any other fund. The investment manager is not obligated to refrain from investing in securities held by the Fund or other funds it manages. Because the investment manager is a subsidiary of a financial holding company (FHC) under the Gramm-Leach-Bliley Act of 1999, federal regulations applicable to FHCs may limit or restrict the Fund's ability to acquire or hold a position in a given security when it might otherwise be advantageous for the Fund to acquire or hold that security.

Management fees

The Fund pays the investment manager a fee equal to an annual rate of 0.15% of the value of the Fund's average daily net assets.

The fee is calculated at the close of business each day according to the terms of the management agreement. For the last three fiscal years ended June 30, the Fund paid the following management fees:

Management Fees Paid($)[1]
2014	16,829,587
2013	22,547,631
2012	14,473,067

1. For the fiscal years ended June 30, 2014, 2013 and 2012, the management fee, before any advance waiver, totaled $30,881,944, $27,310,322 and $17,555,753, respectively.

(b) Principal Underwriter

Not applicable

(c) Services Provided by Each Investment Adviser and Fund Expenses Paid by Third Parties

Not applicable

(d) Service Agreements

Not applicable

(e) Other Investment Advice

Not applicable

(f) Dealer Reallowances

Not applicable

(g) Rule 12b-1 Plans

Not applicable

(h) Other Service Providers

Franklin Templeton Investor Services, LLC (Investor Services) is the Fund's shareholder servicing agent and acts as the Fund's transfer agent and dividend-paying agent. Investor Services is located at 3344 Quality Drive, Rancho Cordova, CA 95670-7313. Please send all correspondence to Investor Services at P.O. Box 33030, St. Petersburg, FL 33733-8030.

Investor Services receives a fee for servicing Fund shareholder accounts. The Fund also will reimburse Investor Services for certain out-of-pocket expenses necessarily incurred in servicing the shareholder accounts in accordance with the terms of its servicing contract with the Fund.

Custodian

The Bank of New York Mellon, Mutual Funds Division, 100 Church Street, New York, NY 10286, acts as custodian of the Fund's securities and other assets.

Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP, Three Embarcadero Center, San Francisco, CA 94111-4004, is the Fund's independent registered public accounting firm. The independent registered public accounting firm audits the financial statements included in the Fund's Annual Report to shareholders.

Item 20. Portfolio Managers

Not Applicable

Item 21. Brokerage Allocation and Other Policies

Since most purchases by the Fund are principal transactions at net prices, the Fund incurs little or no brokerage costs. The Fund deals directly with the selling or buying principal or market maker without incurring charges for the services of a broker on its behalf, unless it is determined that a better price or execution may be obtained by using the services of a broker. Purchases of portfolio securities from underwriters will include a commission or concession paid by the issuer to the underwriter, and purchases from dealers will include a spread between the bid and ask prices. The Fund seeks to obtain prompt execution of orders at the most favorable net price. Transactions may be directed to dealers in return for research and statistical information, as well as for special services provided by the dealers in the execution of orders.

It is not possible to place an accurate dollar value on the special execution or on the research services the investment manager receives from dealers effecting transactions in portfolio securities. The allocation of transactions to obtain additional research services allows the investment manager to supplement its own research and analysis activities and to receive the views and information of individuals and research staffs from many securities firms. The receipt of these products and services do not reduce the investment manager's research activities in providing investment advice to the Fund.

As long as it is lawful and appropriate to do so, the investment manager and its affiliates may use this research and data in their investment advisory capacities with other clients.

If purchases or sales of securities of the Fund and one or more other investment companies or clients supervised by the investment manager are considered at or about the same time, transactions in these securities will be allocated among the several investment companies and clients in a manner deemed equitable to all by the investment manager, taking into account the respective sizes of the accounts and the amount of securities to be purchased or sold. In some cases this procedure could have a detrimental effect on the price or volume of the security so far as the Fund is concerned. In other cases it is possible that the ability to participate in volume transactions may improve execution and reduce transaction costs to the Fund.

For the fiscal years ended June 30, 2014, 2013 and 2012, the Fund did not pay any brokerage commissions.

As of June 30, 2014, the Portfolio owned securities issued by Wells Fargo Brokerage Services, LLC valued in the aggregate of $250,000,000.

Except as noted, neither the Fund nor the Portfolio owned any securities issued by their regular broker-dealers as of the end of the fiscal year.

Item 22. Capital Stock and Other Securities

The Trust has noncumulative voting rights. For board member elections, this gives holders of more than 50% of the shares voting the ability to elect all of the members of the board. If this happens, holders of the remaining shares voting will not be able to elect anyone to the board.

The Trust does not intend to hold annual shareholder meetings. The Trust or a series of the Trust may hold special meetings, however, for matters requiring shareholder approval.

Item 23. Purchase, Redemption and Pricing of Shares

Pricing Shares  The valuation of the Fund's portfolio securities, including any securities set aside on the Fund's books for when-issued securities, is based on the amortized cost of the securities, which does not take into account unrealized capital gains or losses. This method involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. While this method provides certainty in calculation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Fund would receive if it sold the instrument. During periods of declining interest rates, the daily yield on shares of the Fund computed as described above may tend to be higher than a like computation made by the Fund with identical investments but using a method of valuation based upon market prices and estimates of market prices for all of its portfolio instruments. Thus, if the use of amortized cost by the Fund resulted in a lower aggregate portfolio value on a particular day, a prospective investor in the Fund would be able to obtain a somewhat higher yield than would result from an investment in a fund using only market values, and existing investors in the Fund would receive less investment income. The opposite would be true in a period of rising interest rates.

The Fund's use of amortized cost, which helps the Fund maintain a $1.00 share price, is permitted by a rule adopted by the SEC.

The board has established procedures designed to stabilize, to the extent reasonably possible, the Fund's price per share at $1, as computed for the purpose of sales and redemptions. These procedures include a review of the Fund's holdings by the board, at such intervals as it may deem appropriate, to determine if the Fund's net asset value calculated by using available market quotations deviates from $1 per share based on amortized cost. The extent of any deviation will be examined by the board. If a deviation exceeds 1/2 of 1%, the board will promptly consider what action, if any, will be initiated. If the board determines that a deviation exists that may result in material dilution or other unfair results to investors or existing shareholders, it will take corrective action that it regards as necessary and appropriate, which may include selling portfolio instruments before maturity to realize capital gains or losses or to shorten average portfolio maturity, withholding dividends, redeeming shares in kind, or establishing a net asset value per share by using available market quotations.

Redemptions in kind  The Fund has committed itself to pay in cash (by check) all requests for redemption by any shareholder of record, limited in amount, however, during any 90-day period to the lesser of $250,000 or 1% of the value of the Fund's net assets at the beginning of the 90-day period. This commitment is irrevocable without the prior approval of the SEC. In the case of redemption requests in excess of these amounts, the board reserves the right to make payments in whole or in part in securities or other assets of the Fund, in case of an emergency, or if the payment of such a redemption in cash would be detrimental to the existing shareholders of the Fund. In these circumstances, the securities distributed would be valued at the price used to compute the Fund's net assets and you may incur brokerage fees in converting the securities to cash.

Item 24. Taxation of the Fund

Distributions of net investment income. The Fund receives income generally in the form of interest on its investments. The Fund may also earn taxable income from temporary investments, the discount on stripped obligations or their coupons, income from securities loans or other taxable transactions, ordinary income from the sale of market discount bonds and net short-term capital gains from the sale or other disposition of its portfolio securities. This income, less expenses incurred in the operation of the Fund, constitutes the Fund's net investment income from which dividends may be paid to the shareholders. This income will be taxable as ordinary income. Because the Fund is a money fund, it does not anticipate realizing any long-term capital gains.

Information on the tax character of dividends The Fund will inform you of the amount of your dividends at the time they are paid, and will advise you of their tax status for federal income tax purposes shortly after the close of each calendar year. Dividends declared in December but paid in January are taxable to you as if paid in December.

Investments in foreign securities The following paragraphs describe tax considerations that are applicable to the Portfolio's investments in foreign securities that may be passed through to the Fund.

Foreign income tax.  Investment income received by the Fund from sources within foreign countries may be subject to foreign income tax withheld at the source and the amount of tax withheld generally will be treated as an expense of the Fund. The United States has entered into tax treaties with many foreign countries, which entitle the Fund to a reduced rate of, or exemption from, tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of the Fund's assets to be invested in various countries is not known. Under certain circumstances, the Fund may elect to pass-through foreign tax credits to shareholders, although it reserves the right not to do so.

Effect of foreign debt investments and hedging on distributions.  Most foreign exchange gains realized on the sale of debt securities are treated as ordinary income by the Fund. Similarly, foreign exchange losses realized on the sale of debt securities generally are treated as ordinary losses. These gains when distributed are taxable to the Fund as ordinary income, and any losses reduce the Fund's ordinary income otherwise available for distribution to the shareholders of the Fund.

Either or both of these treatments could increase or decrease the Fund's ordinary income distributions.

Election to be taxed as a regulated investment company The Fund has elected to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code (Code). It has qualified as a regulated investment company for its most recent fiscal year, and intends to continue to qualify during the current fiscal year. As a regulated investment company, the Fund generally pays no federal income tax on the income and gains it distributes to you. The board reserves the right not to maintain the qualification of the Fund as a regulated investment company if it determines this course of action to be beneficial to shareholders. In that case, the Fund would be subject to federal, and possibly state, corporate taxes on its taxable income and gains, and distributions would be taxed as ordinary income dividends to the extent of the Fund's earnings and profits.

Excise tax distribution requirements To avoid federal excise taxes, the Fund intends to declare and pay out its income currently, but can give no assurances that its distributions will be sufficient to eliminate all federal excise taxes.

Sales of Fund shares Sales and exchanges of Fund shares are taxable transactions for federal and state income tax purposes. However, to the extent that the Fund is able to maintain a stable $1.00 share price, no gain or loss will result from such sales or exchanges.

Qualified dividends and the corporate dividends-received deduction Because the income of the Fund is primarily derived from investments earning interest rather than dividend income, generally none of its income dividends will be qualifying dividend income or dividends eligible for the corporate dividends-received deduction.

Investment in complex securities The Fund may invest in securities issued or purchased at a discount that may require it to accrue and distribute income not yet received. In order to generate sufficient cash to make these distributions, the Fund may be required to sell securities in its portfolio that it otherwise might have continued to hold. These rules could affect the amount, timing and tax character of income distributed to the shareholders.

Item 25. Underwriters

Not Applicable

Item 26. Calculation of Performance Data

Not Applicable

Item 27. Financial Statements

The audited financial statements and Report of Independent Registered Public Accounting Firm in the Fund's Annual Report to shareholders, for the fiscal year ended June 30, 2014, are incorporated herein by reference.

THE MONEY MARKET PORTFOLIOS

File No. 811-07038

PART C

OTHER INFORMATION

Item 28. Exhibits. The following exhibits are incorporated by reference to the previous filed document indicated below, except as noted.

(a)	Agreement and Declaration of Trust

(i)

Amended and Restated Agreement and Declaration of Trust dated May 21, 2007 of The Money Market Portfolios

Filing: Amendment No. 18 to Registration Statement on Form N-1A

File No. 811-07038

Filing Date: October 26, 2007

(ii)

Certificate of Amendment of Agreement and Declaration of Trust dated October 21, 2008 of The Money Market Portfolios

Filing: Amendment No. 21 to Registration Statement on Form N-1A

File No. 811-07038

Filing Date: May 28, 2010

(b)	By-Laws

(i) Amended and Restated By-Laws dated May 21, 2007 of The Money Market Portfolios Filing: Amendment No. 18 to Registration Statement on Form N-1A File No. 811-07038 Filing Date: October 26, 2007

(c)	Instruments Defining Rights of Security Holders

(i) Amended and Restated Agreement and Declaration of Trust
(a) Article III, Shares
(b) Article V, Shareholders’ Voting Powers and Meetings
(c) Article VI, Net Asset Value; Distributions; Redemptions; Transfers
(d) Article VIII, Certain Transactions: Section 4
(e) Article X, Miscellaneous: Section 4

(ii) Amended and Restated By-Laws
(a) Article II, Meetings of Shareholders
(b) Article VI, Records and Reports: Section 1, 2 and 3
(c) Article VII, General Matters: Section 3, 4, 6 and 7
(d) Article VIII, Amendment: Section 1

(iii) Part B, Statement of Additional Information – Item 22

(d)	Investment Advisory Contracts

(i)

Management Agreement between Registrant and Franklin Advisers, Inc. dated August 27, 1992

Filing: Amendment No. 6 to Registration Statement on Form N-1A

File No. 811-07038

Filing Date: October 31, 1995

(ii) Amendment dated August 1, 1995 to the Management Agreement dated August 27, 1992 Filing: Amendment No. 7 to Registration Statement on Form N-1A File No. 811-07038 Filing Date: October 30, 1996

(e)	Underwriting Contracts

Not Applicable

(f)	Bonus or Profit Sharing Contracts

Not Applicable

(g)	Custodian Agreements

(i)

Master Custody Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996

Filing: Amendment No. 7 to Registration Statement on Form N-1A

File No. 811-07038

Filing Date: October 30, 1996

(ii)

Amendment dated May 7, 1997 to Master Custody Agreement dated February 16, 1996 between Registrant and The Bank of New York Mellon

Filing: Amendment No. 8 to Registration Statement on Form N-1A

File No. 811-07038

Filing Date: October 30, 1997

(iii) Amendment dated February 27, 1998 to Master Custody Agreement dated February 26, 1996 Filing: Amendment No. 10 to Registration Statement on Form N-1A File No. 811-07038 Filing Date: October 30, 1999

(iv) Amendment dated October 15, 2013, to Exhibit A of the Master Custody Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996

(v)

Terminal Link Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996

Filing: Amendment No. 7 to Registration Statement on Form N-1A

File No. 811-07038

Filing Date: October 30, 1996

(vi) Amendment dated October 15, 2013, to Exhibit A of the Terminal Link Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996

(h)	Other Material Contracts

(i) Amended and Restated Transfer Agent and Shareholder Services Agreement between the Registrant and Franklin Templeton Investor Services, LLC dated June 1, 2014

(i)	Legal Opinion

Not Applicable

(j)	Other Opinions

Not Applicable

(k)	Omitted Financial Statements

Not Applicable

(l)	Initial Capital Agreements

(i) Letters of Understanding dated July 22, 1992 Filing: Amendment No. 6 to Registration Statement on Form N-1A File No. 811-07038 Filing Date: October 31, 1995

(m)	Rule 12b-1 plan

Not Applicable

(n)	Rule 18f-3 Plan

Not Applicable

(p)	Code of Ethics

(i) Code of Ethics dated May 1, 2013

(q)	Power of Attorney

(i) Power of Attorney dated June 13, 2013 Filing: Amendment No. 26 to Registration Statement on Form N-1A File No. 811-07038 Filing Date: October 25, 2013

(ii) Power of Attorney dated October 1, 2014 – Mary C. Choksi

Item 29.  Persons Controlled by or Under Common Control with Registrant

None

Item 30.  Indemnification

The Amended and Restated Agreement and Declaration of Trust (the "Declaration") provides that any person who is or was a Trustee, officer, employee or other agent, including the underwriter, of such Trust shall be liable to the Trust and its shareholders only for (1) any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing, or (2) the person's own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person (such conduct referred to herein as Disqualifying Conduct) and for nothing else. Except in these instances and to the fullest extent that limitations of liability of agents are permitted by the Delaware Statutory Trust Act (the "Delaware Act"), these Agents (as defined in the Declaration) shall not be responsible or liable for any act or omission of any other Agent of the Trust or any investment adviser or principal underwriter. Moreover, except and to the extent provided in these instances, none of these Agents, when acting in their respective capacity as such, shall be personally liable to any other person, other than such Trust or its shareholders, for any act, omission or obligation of the Trust or any trustee thereof.

The Trust shall indemnify, out of its property, to the fullest extent permitted under applicable law, any of the persons who was or is a party, or is threatened to be made a party to any Proceeding (as defined in the Declaration) because the person is or was an Agent of such Trust. These persons shall be indemnified against any Expenses (as defined in the Declaration), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the Proceeding if the person acted in good faith or, in the case of a criminal proceeding, had no reasonable cause to believe that the conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or plea of nolo contendere or its equivalent shall not in itself create a presumption that the person did not act in good faith or that the person had reasonable cause to believe that the person's conduct was unlawful. There shall nonetheless be no indemnification for a person's own Disqualifying Conduct.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to Trustees, officers and controlling persons of the Trust pursuant to the foregoing provisions, or otherwise, the Trust has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Trust of expenses incurred or paid by a Trustee, officer or controlling person of the Trust in the successful defense of any action, suit or proceeding) is asserted by such Trustee, officer or controlling person in connection with securities being registered, the Trust may be required, unless in the opinion of its counsel the matter has been settled by controlling precedent, to submit to a court or appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 31.  Business and Other Connections of the Investment Adviser

The officers and directors of Franklin Advisers, Inc., (Advisers), Registrant's investment manager, also serve as officers and/or directors/trustees for (1) Advisers' corporate parent, Franklin Resources, Inc., and/or (2) other investment companies in Franklin Templeton Investments. For additional information please see Part B and Schedules A and D of Form ADV of Advisers (SEC File 801-26292), incorporated herein by reference, which sets forth the officers and directors of Advisers and information as to any business, profession, vocation or employment of a substantial nature engaged in by those officers and directors during the past two years.

Item 32.  Principal Underwriters

Not Applicable

Item 33.  Locations of Accounts and Records

The accounts, books or other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 are kept by the Trust at One Franklin Parkway, San Mateo, CA  94403-1906 or its shareholder services agent, Franklin Templeton Investor Services LLC, at 3344 Quality Drive, Rancho Cordova, CA  95670-7313.

Item 34.  Management Services

There are no management-related service contracts not discussed in Part A or Part B.

Item 35.  Undertaking

      Not Applicable

SIGNATURE

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Mateo and the State of California, on the 23rd day of October, 2014.

THE MONEY MARKET PORTFOLIOS

(Registrant)

By:  /s/Karen L. Skidmore

Karen L. Skidmore

Vice President and Secretary

THE MONEY MARKET PORTFOLIOS

REGISTRATION STATEMENT

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION	LOCATION

EX-99.(a)(i)	Amended and Restated Agreement and Declaration of Trust dated May 21, 2007 of The Money Market Portfolios	*

EX-99.(a)(ii)	Certificate of Amendment of Agreement and Declaration of Trust dated October 21, 2008 of The Money Market Portfolios	*

EX-99.(b)(i)	Amended and Restated By-Laws dated May 21, 2007 of The Money Market Portfolios	*

EX-99.(d)(i)	Management Agreement between Registrant and Franklin Advisers, Inc. dated August 27, 1992	*

EX-99.(d)(ii)	Amendment dated August 1, 1995 to the Management Agreement dated August 27, 1995	*

EX-99.(g)(i)	Master Custody Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996	*

EX-99.(g)(ii)	Amendment dated May 7, 1997 to the Master Custody Agreement dated February 16, 1996 between Registrant and The Bank of New York Mellon	*

EX-99.(g)(iii)	Amendment to Master Custody Agreement dated February 27, 1998	*

EX-99.(g)(iv)	Amendment dated October 15, 2013, to Exhibit A of the Master Custody Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996	Attached

EX-99.(g)(v)	Terminal Link Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996	*

EX-99.(g)(vi)	Amendment dated October 15, 2013, to Exhibit A of the Terminal Link Agreement between Registrant and The Bank of New York Mellon dated February 16, 1996	Attached

EX-99.(h)(i)	Amended and Restated Transfer Agent and Shareholder Services Agreement between the Registrant and Franklin Templeton Investor Services, LLC dated June 1, 2014	Attached

EX-99.(l)(i)	Letter of Understanding dated July 22, 1992	*

EX-99.(p)(i)	Code of Ethics dated May 1, 2013	Attached

EX-99.(q)(i)	Power of Attorney dated June 13, 2013	*

EX-99.(q)(ii)	Power of Attorney dated October 1, 2014 – Mary c. Choksi	Attached

* Incorporated by reference